Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 4 TO THE
CREDIT AGREEMENT

Dated as of December 8, 2021

AMENDMENT NO. 4 TO THE CREDIT AGREEMENT (this “Amendment”) among AGILENT TECHNOLOGIES, INC., a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and BNP PARIBAS, as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)

The Company, the Lenders and the Administrative Agent have entered into a Credit Agreement dated as of March 13, 2019 (as amended, extended or otherwise modified prior to the date hereof, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)

A new benchmark interest rate to replace LIBOR with respect to Borrowings denominated in Sterling or Yen has been adopted in the U.S. syndicated loan market and the Administrative Agent and the Company have agreed to amend the Credit Agreement as herein set forth to, among other things, adopt LIBO Successor Rate Conforming Changes (the Credit Agreement as so amended, the “Amended Credit Agreement”).

SECTION 1.Amendments to Credit Agreement.  As of the Amendment Effective Date (as defined below), subject to the satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto hereby agree to amend the Credit Agreement to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex A hereto.

SECTION 2.Conditions of Effectiveness.  This Amendment shall become effective when the Administrative Agent shall  have received counterparts of this Amendment executed by the Company and all of the Lenders.  The Administrative Agent shall notify the Company and the Lenders of the date this Amendment becomes effective (the “Amendment Effective Date”).

SECTION 3.Reference to and Effect on Credit Agreement and the Notes.  (a)  On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(a)The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any Notes, nor constitute a waiver of any provision of the Credit Agreement or any Notes.

(d)	This Amendment is subject to the provisions of Section 10.02 of the Credit Agreement and constitutes a Loan Document.

SECTION 4.Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by email or fax shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AGILENT TECHNOLOGIES, INC.

By: /s/ Guillermo Gualino	Name: Guillermo Gualino Title: Treasurer

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
AMENDMENT NO. 4

BNP PARIBAS, individually and as Administrative Agent,

By: /s/ Brendan Heneghan	Name: Brendan Heneghan Title: Director
By: /s/ Nicolas Doche	Name: Nicolas Doche Title: Vice President

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
AMENDMENT NO. 4

CITIBANK, N.A.

By: /s/ Sean Klimchalk	Name: Sean Klimchalk Title: Vice President

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
AMENDMENT NO. 4

BANK OF AMERICA, N.A.

By: /s/ Duke Banson	Name: Duke Banson Title: Vice President

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
AMENDMENT NO. 4

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Darin Mullis	Name: Darin Mullis Title: Managing Director

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
AMENDMENT NO. 4

BARCLAYS BANK PLC

By: /s/ Sean Duggan	Name: Sean Duggan Title: Vice President

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
AMENDMENT NO. 4

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By: /s/ William O’Daly	Name: William O’Daly Title: Authorized Signatory
By: /s/ Komal Shah	Name: Komal Shah Title: Authorized Signatory

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
AMENDMENT NO. 4

MIZUHO BANK, LTD.

By: /s/ Tracy Rahn	Name: Tracy Rahn Title: Executive Director

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
AMENDMENT NO. 4

JPMORGAN CHASE BANK, N.A.

By: /s/ Gregory T. Martin	Name: Gregory T. Martin Title: Executive Director

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
AMENDMENT NO. 4

MUFG BANK, LTD.

By: /s/ Jack Lonker	Name: Jack Lonker Title: Director

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
AMENDMENT NO. 4

DBS BANK LTD.

By: /s/ Josephine Lim	Name: Josephine Lim Title: Senior Vice President

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
AMENDMENT NO. 4

HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/ Sam Stockwin	Name: Sam Stockwin Title: Director

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
AMENDMENT NO. 4

KEYBANK NATIONAL ASSOCIATION

By: /s/ Tad L. Stainbrook	Name: Tad L. Stainbrook Title: Vice President

~~UNOFFICIAL COPY (FOR REFERENCE PURPOSES ONLY)~~

ANNEX A TO AMENDMENT NO. 4

CREDIT AGREEMENT

dated as of March 13, 2019,
(as amended by Amendment No. 1 to Credit Agreement and Incremental Assumption Agreement, dated as of August 7, 2019, Amendment No. 2 to Credit Agreement, dated as of October 21, 2019, ~~and~~ Amendment No. 3 to Credit Agreement, dated as of April 17, 2020 and Amendment No. 4 dated as of December 8, 2021)

among

AGILENT TECHNOLOGIES, INC.,

The LENDERS Party Hereto,

BNP PARIBAS,
as Administrative Agent,

CITIBANK, N.A.,
BANK OF AMERICA, N.A.
and WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

and

BNP PARIBAS SECURITIES CORP.,
CITIBANK, N.A.
MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED,
and
WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Bookrunners

AMERICAS/~~2022776969.1~~2022776969.5

TABLE OF CONTENTS

Page

Article I

Definitions

Section 1.01.	Defined Terms	1
Section 1.02.	Classification of Loans and Borrowings	~~26~~29
Section 1.03.	Terms Generally; Interpretive Provisions	~~26~~29
Section 1.04.	Accounting Terms; GAAP	~~27~~30
Section 1.05.	Currency Translation	~~27~~30
Section 1.06.	Rates	30

Article II

The Credits

Section 2.01.	Commitments	~~27~~31
Section 2.02.	Loans and Borrowings	~~28~~31
Section 2.03.	Requests for Revolving Borrowings or 2019 Incremental Term Borrowings	~~29~~33
Section 2.04.	Swingline Loans	~~30~~34
Section 2.05.	Letters of Credit	~~32~~36
Section 2.06.	Funding of Revolving Borrowings or 2019 Incremental Term Borrowings	~~39~~42
Section 2.07.	Interest Elections	~~39~~43
Section 2.08.	Termination, Reduction and Increase of Commitments; Incremental Facilities	~~41~~45
Section 2.09.	Extension of Maturity Date	~~43~~47
Section 2.10.	Repayment of Loans; Evidence of Debt	~~45~~49
Section 2.11.	Prepayment of Loans	~~46~~50
Section 2.12.	Fees	~~47~~51
Section 2.13.	Interest	~~48~~52
Section 2.14.	Alternate Rate of Interest	~~49~~53
Section 2.15.	Increased Costs	~~51~~56
Section 2.16.	Break Funding Payments	57
Section 2.17.	Taxes	~~53~~58
Section 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set‑offs	61
Section 2.19.	Mitigation Obligations; Replacement of Lenders	~~58~~63
Section 2.20.	Designation of Borrowing Subsidiaries	~~59~~64
Section 2.21.	Defaulting Lenders	~~60~~64
Section 2.22.	Reference Rate Replacement	67

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Article III

Representations and Warranties

Section 3.01.	Organization; Powers	~~62~~71
Section 3.02.	Authorization; Enforceability	~~62~~71
Section 3.03.	Governmental Approvals; No Conflicts	~~63~~71
Section 3.04.	Financial Condition; No Material Adverse Change	~~63~~72
Section 3.05.	Litigation	~~63~~72
Section 3.06.	[Reserved]	~~63~~72
Section 3.07.	Investment Company Status	~~64~~72
Section 3.08.	[Reserved]	~~64~~72
Section 3.09.	Federal Reserve Regulations	~~64~~72
Section 3.10.	Taxes	~~64~~73
Section 3.11.	[Reserved]	~~64~~73
Section 3.12.	Disclosure	~~64~~73
Section 3.13.	AML Laws; Anti-Corruption Laws and Sanctions	~~64~~73
Section 3.14.	~~EEA~~Affected Financial Institution	~~65~~73

Article IV

Conditions

Section 4.01.	Effective Date	~~65~~74
Section 4.02.	Each Credit Event	~~66~~75
Section 4.03.	Initial Credit Event for each Borrowing Subsidiary	~~67~~75

Article V

Affirmative Covenants

Section 5.01.	Financial Statements and Other Information	~~67~~76
Section 5.02.	Notices of Material Events	~~69~~77
Section 5.03.	Existence	~~69~~78
Section 5.04.	Businesses and Properties	~~69~~78
Section 5.05.	Payment of Taxes	~~69~~78
Section 5.06.	Insurance	~~70~~78
Section 5.07.	Books and Records; Inspection Rights	~~70~~78
Section 5.08.	Compliance with Laws	~~70~~79
Section 5.09.	Use of Proceeds	~~70~~79

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Article VI

Negative Covenants

Section 6.01.	Subsidiary Indebtedness	~~71~~79
Section 6.02.	Liens	~~72~~80
Section 6.03.	Sale and Leaseback Transactions	~~74~~82
Section 6.04.	Fundamental Changes	~~74~~82
Section 6.05.	[Reserved]	~~75~~83
Section 6.06.	[Reserved]	~~75~~83
Section 6.07.	Financial Ratio	~~75~~83
Section 6.08.	Use of Proceeds	~~75~~83

Article VII

Events of Default

Article VIII

The Administrative Agent

Section 8.01.	Appointment and Authority	~~78~~86
Section 8.02.	Rights as a Lender	~~78~~86
Section 8.03.	Exculpatory Provisions	~~78~~87
Section 8.04.	Reliance by Administrative Agent	~~79~~87
Section 8.05.	Delegation of Duties	~~79~~88
Section 8.06.	Resignation of Administrative Agent	~~80~~88
Section 8.07.	Non-Reliance on Administrative Agent and Other Lenders	~~80~~89
Section 8.08.	No Other Duties, Etc	~~81~~89
Section 8.09.	Lender ERISA Matters	~~81~~89
Section 8.10.	Erroneous Payments	91

Article IX

Guarantee

Article X

Miscellaneous

Section 10.01.	Notices	~~84~~96
Section 10.02.	Waivers; Amendments	~~85~~97
Section 10.03.	Expenses; Indemnity; Damage Waiver	~~86~~98
Section 10.04.	Successors and Assigns	~~88~~100
Section 10.05.	Survival	~~92~~103
Section 10.06.	Counterparts; Integration; Effectiveness	~~92~~104

AMERICAS/~~2022776969.1~~2022776969.5	iii

Section 10.07.	Severability	~~92~~104
Section 10.08.	Right of Setoff	~~92~~104
Section 10.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~93~~105
Section 10.10.	WAIVER OF JURY TRIAL	~~93~~105
Section 10.11.	Headings	~~94~~105
Section 10.12.	Confidentiality; Non‑Public Information	~~94~~106
Section 10.13.	Interest Rate Limitation	~~95~~107
Section 10.14.	Conversion of Currencies	~~95~~107
Section 10.15.	USA Patriot Act	~~96~~108
Section 10.16.	No Fiduciary Relationship	~~96~~108
Section 10.17.	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~96~~108

Schedules:
Schedule 2.01	— Commitments
Schedule 6.01	— Existing Subsidiary Indebtedness
Schedule 6.02	— Existing Liens
Schedule 6.03	— Existing Sale and Leaseback Transactions
Exhibits:
Exhibit A	— Form of Accession Agreement
Exhibit B	— Form of Assignment and Assumption
Exhibit C	— Form of Borrowing Subsidiary Agreement
Exhibit D	— Form of Borrowing Subsidiary Termination
Exhibit E	— [Reserved]
Exhibit F	— Form of Maturity Date Extension Request
Exhibit G	— Form of Tax Certificates

AMERICAS/~~2022776969.1~~2022776969.5	iv

 ~~UNOFFICIAL COPY (FOR REFERENCE PURPOSES ONLY)~~

CREDIT AGREEMENT dated as of March 13 2019 (the “Agreement”), among AGILENT TECHNOLOGIES, INC., a Delaware corporation (the “Company”), the LENDERS party hereto, and BNP PARIBAS, as Administrative Agent.

The parties hereto hereby agree as follows:

Article I

Definitions

SECTION 1.01.Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2019 Incremental Term Amendment Agreement” means that certain Amendment No. 1 to Credit Agreement and Incremental Assumption Agreement, dated as of August 7, 2019, made by and among the Company, the Administrative Agent, the initial 2019 Incremental Term Lenders, which shall, for the avoidance of doubt, be an Incremental Assumption Agreement.

“2019 Incremental Term Borrowing” means a borrowing consisting of simultaneous 2019 Incremental Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the 2019 Incremental Term Lenders pursuant to Section 2.01(b).

“2019 Incremental Term Commitment” means, with respect to each 2019 Incremental Term Lender, the commitment of such Lender to make 2019 Incremental Term Loans to the Company pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the amount set forth opposite such 2019 Incremental Term Lender’s name on Schedule I to the 2019 Incremental Term Amendment Agreement.

“2019 Incremental Term Effective Date” means the first date on which all of the conditions specified in Section 5 of the 2019 Incremental Term Amendment Agreement have been satisfied (or waived).

“2019 Incremental Term Facility” means the aggregate principal amount of the 2019 Incremental Term Loans extended by all 2019 Incremental Term Lenders pursuant to Section 2.01(b) outstanding at such time.

“2019 Incremental Term Lender” means any Lender that has a 2019 Incremental Term Commitment or that holds 2019 Incremental Term Loans.

“2019 Incremental Term Loan” means a Loan made by any 2019 Incremental Term Lender under the 2019 Incremental Term Facility.

“2019 Incremental Term Maturity Date” means the date that is 364 days after the effectiveness of the 2019 Incremental Term Amendment Agreement.

AMERICAS/~~2022776969.1~~2022776969.5	1

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accession Agreement” means an Accession Agreement substantially in the form of Exhibit A among an Increasing Lender, the Company and the Administrative Agent.

“Adjusted Consolidated Financial Indebtedness” of any Person means, at any time, (a) the sum of (i) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder), (ii) all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (other than to the extent issued in respect of any contingent deferred payment of consideration in acquisitions), (iii) the principal amount of Securitization Transactions (excluding an amount up to US$100,000,000), (iv) all Indebtedness in respect of Capital Lease Obligations, (v) all Indebtedness of others of the type described in subclauses (i), (ii), (iii) and (iv) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, and (vi) all Guarantees by such Person of Indebtedness of others of the type described in subclauses (i), (ii), (iii) and (iv) above, minus, (b) to the extent included in any of the items referred to in clause (a) above, all Indebtedness at such time consisting of obligations of the Company and the Subsidiaries as account parties in respect of letters of credit and letters of guaranty that do not support Indebtedness, all determined on a consolidated basis in accordance with GAAP.

~~“Adjusted LIBO Rate” means (a) with respect to any 202 Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to the product of (i) the LIBO Rate for US Dollars for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any LIBOR Borrowing denominated in any Alternative Currency (other than Euros) for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1.00%) equal to the LIBO Rate for such currency for such Interest Period; provided, that if the Adjusted LIBO Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

“Administrative Agent” means BNP Paribas, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning assigned to such term in the heading hereto.

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“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the ~~Adjusted LIBO~~Term Rate applicable to US Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) ~~for a deposit in US Dollars~~ with a maturity of one month plus 1.00%.  For purposes of clause (c) above, the ~~Adjusted LIBO~~Term Rate on any day shall be ~~based on the Screen Rate~~determined at approximately 11:00 a.m., London time, on such day for ~~deposits in~~ US Dollars with a maturity of one month.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the ~~Adjusted LIBO~~Term Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the ~~Adjusted LIBO~~Term Rate, respectively.

“Alternative Currency” means Canadian Dollars, Euro, Sterling, Yen and any other currency, other than US Dollars, (a) that is freely available, freely transferable and freely convertible into US Dollars, (b) in which dealings in deposits are carried on in the London interbank market and (c) that has been designated by the Administrative Agent as an Alternative Currency at the request of the Company, and with the consent of each Lender that has a Revolving Commitment.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Lender, the Company or the Company’s Subsidiaries from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or the Company’s Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day (x) with respect to any ~~LIBOR~~Term Rate Revolving Loan, ~~EURIBOR Revolving~~SONIA Loan, ABR Loan or the facility fees payable hereunder in respect of the Commitments and Loans other than the 2019 Incremental Term Commitments and 2019 Incremental Term Loans, the applicable rate per annum set forth below under the caption “~~LIBOR/EURIBOR~~Term Rate Margin”, “SONIA Margin”, “ABR Margin” or

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“Facility Fee”, as the case may be, based upon the ratings by S&P, Moody’s and Fitch, respectively, applicable on such date to the Index Debt:

	Ratings (S&P/Moody’s/Fitch)	Facility Fee (% per annum)	~~LIBOR/ EURIBOR~~Term Rate / SONIA Margin (% per annum)	ABR Margin (% per annum)
Category 1	A-/A3/A- or above	0.080%	0.920%	0.000%
Category 2	BBB+/Baa1/BBB+	0.100%	1.025%	0.025%
Category 3	BBB/Baa2/BBB	0.125%	1.125%	0.125%
Category 4	BBB‑/Baa3/BBB-	0.175%	1.200%	0.200%
Category 5	BB+/Ba1/BB+ or below	0.200%	1.425%	0.425%

and (y) with respect to any ~~LIBOR~~Term Rate 2019 Incremental Term Loan or ABR 2019 Incremental Term Loan, the applicable rate per annum set forth below under the caption “~~LIBOR~~Term Rate Margin” or “ABR Margin”, as the case may be, based upon the ratings by S&P, Moody’s and Fitch, respectively, applicable on such date to the Index Debt:

	Ratings (S&P/Moody’s/Fitch)	~~LIBOR~~Term Rate Margin (% per annum)	ABR Margin (% per annum)
Category 1	A-/A3/A- or above	0.625%	0.000%
Category 2	BBB+/Baa1/BBB+	0.750%	0.000%
Category 3	BBB/Baa2/BBB	0.875%	0.000%
Category 4	BBB‑/Baa3/BBB-	1.000%	0.000%
Category 5	BB+/Ba1/BB+ or below	1.250%	0.250%

For purposes of the foregoing, (a) if any of S&P, Moody’s or Fitch shall not have in effect a rating for the Index Debt, then (i) if only one rating agency shall not have in effect a rating for the Index Debt, the Category then in effect shall be determined by reference to the remaining two effective ratings for the Index Debt, (ii) if two rating agencies shall not have in effect a rating for the Index Debt, one of such rating agencies shall be deemed to have in effect a rating in Category 5 and the Category then in effect shall be determined by reference to such deemed rating and the remaining rating in effect and (iii) if no rating agency shall have in effect a rating for the Index Debt, then Category 5 shall apply; (b) if the ratings in effect or deemed to be in effect by S&P, Moody’s and Fitch for the Index Debt shall fall within different Categories, then (i) if three ratings for the Index Debt are in effect, then either (x) if two of the three ratings are in the same Category, such Category shall apply or (y) if all three of the ratings are in different Categories, then the Category corresponding to the middle rating for the Index Debt shall apply and (ii) if only two ratings for the Index Debt are in effect or deemed to be in effect, the Category then in effect shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Category then in effect shall be determined by reference to the Category next below that of the higher of the two ratings; and (c) if the ratings established or deemed to have been established by S&P, Moody’s and Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P,

AMERICAS/~~2022776969.1~~2022776969.5	4

Moody’s or Fitch), such change shall be effective as of the date on which it is first publicly announced by the applicable rating agency.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of S&P, Moody’s or Fitch shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means BNP Paribas Securities Corp., Citibank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof) and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners for the credit facility established hereunder.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Attributable Debt” means, with respect to any Sale‑Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale‑Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale‑Leaseback Transaction (including any period for which such lease has been extended).  In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination on the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date applicable to the Revolving Borrowings and Swingline Loans and the date of termination of the Revolving Commitments.

AMERICAS/~~2022776969.1~~2022776969.5	5

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America (or any other applicable jurisdiction) or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.

“Benchmark” has the meaning assigned to such term in Section 2.22.

“Benchmark Replacement” has the meaning assigned to such term in Section 2.22.

“Benchmark Transition Event” has the meaning assigned to such term in Section 2.22.

“Conforming Changes” means, with respect to either the use or administration of Daily Simple SONIA, SONIA or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not

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administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrowing” means (a) Revolving Loans of the same Type and denominated in the same currency and to the same Borrower, made, converted or continued on the same date and, in the case of ~~LIBOR Loans or EURIBOR~~Term Rate Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan or (c) a 2019 Incremental Term Borrowing.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, the smallest amount of such Alternative Currency that is a multiple of 1,000,000 units of such currency that has a US Dollar Equivalent of US$5,000,000 or more.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Alternative Currency, 1,000,000 units of such currency.

“Borrowing Request” means a request by a Borrower for a Revolving Borrowing or a 2019 Incremental Term Borrowing in accordance with Section 2.03 or a Swingline Loan in accordance with Section 2.04.

“Borrowing Subsidiary” means any wholly-owned Subsidiary that has been designated as a Borrowing Subsidiary pursuant to Section 2.20 and that has not ceased to be a Borrowing Subsidiary as provided in such Section.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit C.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit D.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided~~,~~  that (a) ~~when used in connection with a LIBOR Loan, the term “Business Day”~~if such day relates to any interest rate settings as to a Term Rate Loan denominated in US Dollars, shall also exclude any day on which banks in London ~~or in the country of origin of the applicable currency~~ are not

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open for general business, (b) ~~when used in connection with a EURIBOR Loan, the term~~if such day relates to any interest rate settings as to a Term Rate Loan denominated in Canadian Dollars, “Business Day” ~~shall also exclude~~means any day on which banks ~~in London~~ are ~~not~~ open for ~~general business and any day on which the Trans‑European Automated Real‑time Gross Settlement Express Transfer (TARGET) payment system is not open for the settlement of payments in Euros and (c) when used in connection with a Loan to any Borrower organized in a jurisdiction other than the United States of America, the term “Business Day” shall also exclude any day on which commercial banks in the jurisdiction of organization of such Borrower are not open for~~foreign exchange business in Toronto; (c) if such day relates to any interest rate settings as to a Term Rate Loan denominated in Euro, “Business Day” means a TARGET Day; (d) if such day relates to any interest rate settings as to a Term Rate Loan denominated in Yen, “Business Day” means any day on which banks are open for foreign exchange business in Japan; and (e) if such day relates to any interest rate settings as to a SONIA Loan, “Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property (or a combination thereof), which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on October 31, 2018, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP as in effect on October 31, 2018.  For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

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“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Loans under an Incremental Facility and (b) any Lender, refers to whether such Lender has a Loan of a particular Class.

“Code” means the Internal Revenue Code of 1986 and any income tax regulations promulgated thereunder.

“Collateralized Letter of Credit” means a Letter of Credit that has been irrevocably cash collateralized by a Borrower pursuant to arrangements reasonably satisfactory to the Issuing Bank that issued such Letter of Credit.

“Commitment” means the Revolving Commitment or the commitment under any Incremental Facility (including the 2019 Incremental Term Commitment).

“Company” has the meaning assigned to such term in the heading of this Agreement.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” has the meaning assigned to such term in Section 2.09.

“Consolidated Capitalization” means, as of any date, the aggregate of the amount of Consolidated Stockholders’ Equity for such date plus the outstanding amount (without duplication) of Adjusted Consolidated Financial Indebtedness for such date.

“Consolidated Stockholders’ Equity” means, at any time, the stockholders’ equity of the Company at the end of the then most recently completed fiscal quarter or fiscal year (as applicable) for which consolidated financial statements of the Company have been delivered pursuant to Section 5.01(a) or 5.01(b) or, prior to the delivery of any such financial statements, at January 31, 2019, but in each case excluding therefrom (i) accumulated other comprehensive income or losses and (ii) the non-cash charges for impairment of goodwill and other intangible assets in an aggregate amount not to exceed US$100,000,000, determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), a rate per annum equal to the greater of (a) 0.0326% plus SONIA for the day that is five Business Days prior to (A) if such SONIA Interest Day is a Business Day, such SONIA Interest Day or (B) if such SONIA Interest Day is not a Business Day, the Business Day immediately preceding such SONIA Interest Day and (b) zero.

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“Declining Lender” has the meaning assigned to such term in Section 2.09.

“Default” means any event or condition that constitutes, or upon notice or lapse of time or both would become, an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good‑faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied), (c) has failed, within three Business Days after request by a Credit Party made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person or the Company, any Subsidiary or any other Affiliate of the Company.

“Environmental Laws” means all material laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued,

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promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA and, on and after the effectiveness of Title I of the Pension Act, any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA (or, after the effectiveness of Title II of the Pension Act, that it is in endangered or critical status, within the meaning of Section 305 of ERISA); or (h) on and after the effectiveness of Title I of the Pension Act, a determination that any Plan is or is expected to be, in “at‑risk” status (as defined in Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

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“EURIBOR” has the meaning assigned to such term in the definition of “Term Rate”.

~~“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, (a) the applicable Screen Rate or (b) if no Screen Rate is available for such Interest Period, the arithmetic mean of the rates (rounded upwards to four decimal places), supplied to the Administrative Agent at its request by the Reference Banks (or such of the Reference Banks as shall supply such rates in response to such request), quoted by the Reference Banks to leading banks in the European interbank market for the offering of deposits in Euro for a period comparable to the Interest Period for such Borrowing, in each case as of 11:00 a.m., Brussels time, on the Quotation Day; provided, that if the EURIBO Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

~~“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate.~~

“Euro” or “€” means the single currency unit of the member States of the European Community that adopt or have adopted the Euro as their lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Events of Default” has the meaning assigned to such term in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of any Alternative Currency, the rate at which such Alternative Currency may be exchanged into US Dollars at the time of determination on such day as set forth on the Reuters World Currency Page for such currency; provided that in the event that such rate does not appear on the Reuters World Currency Page, the Administrative Agent may use any reasonable method it reasonably deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Company under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

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“Existing Credit Agreement” means the Credit Agreement dated as of September 15, 2014, as heretofore amended, among the Company, the lenders party thereto, and BNP Paribas, as administrative agent.

“Existing Maturity Date” has the meaning assigned to such term in Section 2.09.

“Extension Date” means (i) the applicable anniversary of the Effective Date of the Revolving Borrowings and (ii) the existing Maturity Date of the 2019 Incremental Term Loans.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1.00%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that if the Federal Funds Effective Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means, with respect to any Borrower, the chief executive officer, the chief financial officer, the principal accounting officer, the treasurer, any assistant treasurer or the controller of such Borrower.

“Fitch” means Fitch Ratings Inc., or any successor by merger or consolidation to its ratings agency business.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, a State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary of the Company that is organized under the laws of a jurisdiction other than the United States of America, a State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other similar governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions

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of or pertaining to government (including any supra‑national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.  The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), in good faith by a Financial Officer of the Company)).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreements relating to such Hedging Agreements and any offsetting benefits in relation to the underlying exposure associated with such Hedging Agreements (to the extent such Hedging Agreements were entered into for bona fide hedging purposes and not for speculation), (a) for any date on or after the date such Hedging Agreements have been closed out and termination values determined in accordance therewith (but not yet paid), such termination values, and (b) for any date prior to the date referenced in clause (a), the mark‑to‑market values for such Hedging Agreements, determined based on one or more mid‑market or other readily available quotations provided by any recognized dealer in Hedging Agreements of such type (which may include a Lender or any Affiliate of a Lender).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Increasing Lender” has the meaning assigned to such term in Section 2.08(c)(iii).

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“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower requesting commitments under the applicable Incremental Facility, the Administrative Agent and one or more Increasing Lenders.

“Incremental Facility” has the meaning assigned to such term in Section 2.08(c)(i).

“Incremental Facility Effective Date” has the meaning assigned to such term in Section 2.08(c)(vi).

“Incremental Revolving Credit Facility” has the meaning assigned to such term in Section 2.08(c)(i).

“Incremental Term Loan Facility” has the meaning assigned to such term in Section 2.08(c)(i).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (other than to the extent issued in respect of any contingent deferred payment of consideration in acquisitions), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable incurred in the ordinary course of business and (ii) earn‑outs, hold‑backs and similar deferred payment of consideration in acquisitions), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all Securitization Transactions of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all Repurchase Obligations.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Index Debt” means senior, unsecured, long‑term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Information Memorandum” means the Confidential Information Memorandum dated February 2019 relating to the Company and the Transactions.

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“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing or 2019 Incremental Term Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any ~~LIBOR Loan or EURIBOR~~Term Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~LIBOR Borrowing or EURIBOR~~Term Rate Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period ~~and~~, (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid~~.~~ and (d) as to any SONIA Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (provided that (i) if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day, (ii) the Interest Payment Date with respect to any Borrowing that occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of any such succeeding applicable calendar month, and (iii) the date of a Borrowing of any SONIA Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing) and the Revolving Maturity Date applicable to the Lender of such Loan.

“Interest Period” means, with respect to any ~~LIBOR Borrowing or EURIBOR~~Term Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one ~~week or one, two~~, two (available only for Term Rate Borrowings denominated in Canadian Dollars), three or six (not available for Term Rate Borrowings denominated in Canadian Dollars) months (or, if agreed to by each applicable Lender, twelve months) thereafter, as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of any Interest Period that is a multiple of months, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that is a multiple of months pertaining to a ~~LIBOR Borrowing or EURIBOR~~Term Rate Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means BNP Paribas, Citibank N.A., Bank of America, N.A., Wells Fargo Bank, National Association and each other Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include

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any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).

“LC Disbursement” means a payment made by any Issuing Bank in respect of a Letter of Credit.

“LC Expiration Date” has the meaning assigned to such term in Section 2.05(c).

“LC Exposure” means, at any time, (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time (expressed in Dollars in the amount of the US Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time (expressed in Dollars in the amount of the US Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any documentation related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the US Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Accession Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the 2019 Incremental Term Lenders.

“Letter of Credit” means any letter of credit issued and outstanding under this Agreement.

~~“LIBO Rate” means, with respect to any LIBOR Borrowing denominated in any currency for any Interest Period, the applicable Screen Rate at approximately 11:00 a.m., London time or, in the case of a LIBOR Borrowing denominated in Canadian Dollars, at approximately 10:00 a.m. Toronto time, on the Quotation Day for such currency for such Interest Period, as the rate for deposits of such currency with a maturity comparable to such Interest Period.  In the event that no Screen Rate is available for such currency at such time for any reason, then the “LIBO Rate” with respect to such LIBOR Borrowing denominated in such currency for such Interest Period shall be the rate at which deposits of such currency in an amount equal to the Borrowing Minimum for such currency and for a maturity comparable to such Interest Period are offered by~~

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~~the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Day for such currency.~~

~~“LIBO Rate Successor Rate” has the meaning assigned to such term in Section 2.14(b).~~

~~“LIBO Successor Rate Conforming Changes” has the meaning assigned to such term in Section 2.14(b).~~

~~“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~

“Lien” means (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) any assignment or sale of any income or revenues (including accounts receivable) or rights in respect thereof.

“Loan Documents” means this Agreement, each Accession Agreement, each agreement referred to in Section 2.05(j) and each promissory note delivered pursuant to this Agreement.

“Loan Party” means the Company, in its capacity as a Borrower and as a guarantor of the Obligations of the other Borrowers pursuant to Article IX, and each Borrowing Subsidiary.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Material Adverse Effect” means (a) a materially adverse effect on the business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Company to perform its obligations hereunder or (c) a material impairment of the rights or remedies available to the Lenders or the Administrative Agent hereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries in an aggregate outstanding principal amount exceeding US$100,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of (a) any Hedging Agreements at any time shall be the Hedge Termination Value thereof at such time and (b) any Securitization Transaction shall be determined as set forth in the definition of such term.

“Material Subsidiary” means any Subsidiary (a) that is a Subsidiary Borrower, (b) the consolidated assets of which equal 5.00% or more of the consolidated assets of the

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Company and the Subsidiaries as of the last day of the most recent fiscal quarter of the Company or (c) the consolidated revenues of which equal 5.00% or more of the consolidated revenues of the Company and the Subsidiaries for the most recent period of four consecutive fiscal quarters; provided that if at the end of the most recent fiscal quarter or for the most recent period of four consecutive fiscal quarters the consolidated assets or consolidated revenues of all Subsidiaries that under clauses (b) and (c) above would not constitute Material Subsidiaries shall have exceeded 50% of the consolidated assets or 50% of the consolidated revenues of the Company and the Subsidiaries, then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated assets until such excess shall have been eliminated.

“Maturity Date” means (i) with respect to any Revolving Borrowing or Swingline Loan, March 13, 2024, and (ii) with respect to any 2019 Incremental Term Loan, the 2019 Incremental Term Maturity Date, in each case, as such date may be extended pursuant to Section 2.09.

“Maturity Date Extension Request” means a request by the Company, substantially in the form of Exhibit F hereto or such other form as shall be approved by the Administrative Agent, for the extension of the Maturity Date pursuant to Section 2.09.

“MNPI” means material information concerning the Company and the other Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the United States Securities Act of 1933 and the Exchange Act.

“Moody’s” means Moody’s Investors Service, Inc., or any successor by merger or consolidation to its ratings agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA which the Company or any ERISA Affiliate (other than any Person considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) has maintained, sponsored, contributed to or accrued an obligation to contribute to, or has within any of the preceding six plan years maintained, sponsored, contributed to or accrued an obligation to contribute.

“Non‑Consenting Lender” means any Lender that withholds its consent to any proposed amendment, modification or waiver that cannot become effective without the consent of such Lender under Section 10.02, and that has been consented to by the Required Lenders.

“Non‑Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Obligations” means, with respect to any Borrower, the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to such Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by such Borrower under this Agreement in

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respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon and obligations to provide cash collateral, and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of such Borrower under this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Lender or Issuing Bank and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means any and all present or future stamp court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes or are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant” has the meaning assigned to such term in Section 10.04(c).

“Participant Register” has the meaning assigned to such term in Section 10.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Act” shall mean the Pension Protection Act of 2006.

“Permitted Liens” means:

(a)Liens imposed by law for Taxes assessments and other government charges that are not yet due and payable or are being contested in compliance with Section 5.05;

(b)statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and suppliers, and similar Liens imposed by Law, in each case incurred in the ordinary course of business for sums not yet delinquent by more than 30 days or being contested in good faith;

(c)Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers’ compensation, disability or unemployment insurance, old‑age pensions, retiree health benefits and other similar plans or programs and other social security laws or regulations;

(d)deposits to secure the performance of (or to secure letters of credit or letters of guarantee that secure the performance of) bids, trade contracts, leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

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(e)leases, licenses, subleases or sublicenses granted to others (other than as security for Indebtedness) not interfering in any material respect with the ordinary conduct of the business of the Company and the Subsidiaries, taken as a whole;

(f)(i) easements, covenants, conditions, restrictions, zoning restrictions, building codes, land use laws, leases, subleases, licenses, rights of way, minor irregularities in, or lack of, title and similar encumbrances affecting real property, (ii) with respect to any lessee’s or licensee’s interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof and (iii) leases, licenses, rights and obligations in connection with patents, copyrights, trademarks, tradenames and other intellectual property, in each case that do not secure the payment of Indebtedness to the extent, in the case of each of clauses (i), (ii) and (iii), that the Liens referred to therein do not, in the aggregate, materially detract from the value of the affected property as used by the Company or any Subsidiary in the ordinary course of business or interfere in any material respect with the ordinary conduct of the business of the Company and the Subsidiaries, taken as a whole;

(g)(i) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII, and deposits securing appeal or other surety bonds related to such judgments and (ii) Liens created pursuant to attachment, garnishee orders or other process in connection with pre-judgment court proceedings;

(h)Liens in favor of any Governmental Authority (i) to secure partial progress, advance or other payments pursuant to any contract or statute or (ii) to secure any Indebtedness incurred for the purpose of financing all or part of the purchase price or cost of constructing or improving the property subject to such Liens;

(i)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)customary landlords’ Liens under leases to which such Person is a party;

(k)Liens arising under short‑term repurchase agreements or reverse repurchase agreements with respect to US Treasury securities or other cash equivalent investments, short‑term securities lending and securities borrowing agreements and similar transactions employed in connection with the management of cash and cash equivalents and short‑term investments;

(l)normal and customary rights of setoff, banker’s Liens and similar rights in respect of deposits of cash, or in respect of investment securities accounts, in favor of banks or other depository institutions;

(m)sales, assignments, transfers or dispositions of accounts receivable in the ordinary course of business for purposes of collection (but not as part of any Securitization Transaction);

(n)Liens arising from precautionary UCC financing statement filings with respect to, and rights of third parties in equipment or inventory consigned to the Company

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or any of its Subsidiaries in connection with, consignment arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(o)Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar purchase agreements in respect of the disposition of such assets by the Company or its Subsidiaries; and

(p) call arrangements, rights of first refusal and similar rights and customary reciprocal easements and other rights of use relating to (i) investments in joint ventures, partnerships and the like, (ii) investments in equity securities, or (iii) ownership of undivided interests in assets subject to a joint ownership or similar agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 10.12(c).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by BNP Paribas as its prime rate in effect at its principal office in New York City.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

~~“Quotation Day” means (a) with respect to any currency (other than Sterling and Euro) for any Interest Period, two Business Days prior to the first day of such Interest Period, (b) with respect to Sterling for any Interest Period, the first day of such Interest Period and (c) with respect to Euro for any Interest Period, the day two TARGET Days before the first day of such Interest Period, in each case unless market practice differs in the Relevant Interbank Market for any currency, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).~~

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

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~~“Reference Banks” means, in relation to EURIBOR, the principal London office of BNP Paribas or such other banks as may be appointed by the Administrative Agent in consultation with the Company, provided that any such bank agrees to serve in such capacity.~~

“Register” has the meaning assigned to such term in Section 10.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, members, partners, employees, agents and advisors of such Person and such Person’s Affiliates.

~~“Relevant Interbank Market” means (a) with respect to any currency other than Euros, the London interbank market and (b) with respect to Euros, the European interbank market.~~

“Repurchase Obligations” means, at any time, the aggregate amount of all accrued, absolute or contingent repurchase obligations (including repurchase obligations that become due on a future date) of the Company and the Subsidiaries at such time, in each case to the extent such amounts would be shown as liabilities on a consolidated balance sheet of the Company as of such time prepared in accordance with GAAP.

“Required 2019 Incremental Term Lenders” means, at any time, 2019 Incremental Term Lenders holding more than 50% of the aggregate unpaid principal amount of 2019 Incremental Term Loans outstanding at such time.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the aggregate Revolving Credit Exposures and unused Revolving Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a ~~EURIBOR Loan or a LIBOR~~Term Rate Loan denominated in an Alternative Currency or a SONIA Loan, (ii) each date of a continuation of a ~~EURIBOR Loan or a LIBOR~~Term Rate Loan denominated in an Alternative Currency or a SONIA Loan pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by any Issuing Bank under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the Issuing Banks shall determine or the Required Lenders shall require.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Lender’s Revolving Commitment is

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set forth on Schedule 2.01, or in the Assignment and Assumption or Accession Agreement pursuant to which such Lender shall have assumed or acquired its Revolving Commitment, as applicable.  The initial aggregate amount of the Lenders’ Revolving Commitments is US$1,000,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum at such time, without duplication, of (a) the sum of the US Dollar Equivalents of the principal amounts of such Lender’s outstanding Revolving Loans, (b) the amount of such Lender’s LC Exposure and (c) the amount of such Lender’s Swingline Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Sale‑Leaseback Transaction” means any arrangement whereby the Company or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided that any such arrangement entered into within 180 days after the acquisition or construction of the subject property shall not be deemed to be a “Sale‑Leaseback Transaction”.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government.

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury, Switzerland or any other relevant authority, (b) any Person located, organized or resident in, or any Governmental Entity or governmental instrumentality of, a Sanctioned Country or (c) any Person 25% or more directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of, any Person, individually, or Persons, together, described in clauses (a) or (b) hereof.

“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce (b) the United Nations Security Council; (c) the European Union or any of its member states; (d) Her Majesty’s Treasury; (e) Switzerland; or (f) any other relevant authority.

“Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.14(b)(ii).

~~“Screen Rate” means (a) in respect of the LIBO Rate for any Interest Period for a Revolving Loan denominated in a currency other than Canadian Dollars, the ICE Benchmark Administration Settlement Rate for such Interest Period as set forth on the applicable Reuters~~

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~~screen (and if such service ceases to be available, another service displaying the appropriate rate designated by the Administrative Agent), (b) in respect of the LIBO Rate for any Interest Period for a Revolving Loan denominated in Canadian Dollars, the Canadian Dollar Offered Rate as set forth on the Reuters Screen CDOR Page and (c) in respect of the EURIBO Rate for any Interest Period, the percentage per annum determined by the Banking Federation of the European Union for such Interest Period as set forth on the applicable Reuters screen (and if such services ceases to be available, another service displaying the appropriate rate designated by the Administrative Agent).~~

“SEC” means the United States Securities and Exchange Commission.

“Securitization Transaction” means any transfer by the Company or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers in a securitization or similar financing transaction (excluding, for the avoidance of doubt, (i) transfers to Subsidiaries or Affiliates of the Company, (ii) transfers of delinquent receivables for collection, (iii) transfers in connection with a sale of a line of business or a Person, and (iv) uncommitted factoring arrangements and similar uncommitted receivables sale transactions).  The “amount” or “principal amount” of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the amounts invested by investors that are not Affiliates of the Company in connection with such Securitization Transaction and paid to the Company or its Subsidiaries, as reduced by the aggregate amounts received by such investors from the payment of receivables and applied to reduce such invested amounts.  For the avoidance of doubt, the “amount” or “principal amount” of any Securitization Transaction shall not include obligations that correspond to a deferred purchase price or other consideration owing to the Company or any of its Subsidiaries funded on a deferred basis from the proceeds of the collections on such receivables, a subordinated interest held by the Company or any of its Subsidiaries or the reserve or over-collateralization established or maintained for the benefit of the unaffiliated third party purchasers or financial institutions participating in such transaction.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“S&P” means S&P Global Ratings, or any successor by merger or consolidation to its rating agency business.

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“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  ~~LIBOR~~Term Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” means the lawful currency of the United Kingdom.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be such Lender’s Applicable Percentage of the aggregate Swingline Exposure.

“Swingline Lender” means BNP Paribas, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndication Agents” means Citibank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, in their capacities as syndication agents with respect to the credit facility established hereunder.

“TARGET Day” means any day on which both (a) the Trans‑European Automated Real‑time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro and (b) banks in London are open for general business.

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“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Rate” means for any Interest Period (a) with respect to any Term Rate Loan denominated in US Dollars, a rate per annum equal (i) to the London interbank offered rate administered by ICE Benchmark Administration (or the successor thereto if ICE Benchmark Administration is no longer the administrator of such rate) (“USD LIBOR”) as published by Reuters (or other commercially available source providing quotations of USD LIBOR as designated by the Administrative Agent from time to time if USD LIBOR quotations are not published by Reuters) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period, multiplied by (ii) the Statutory Reserve Rate; (b) with respect to any Term Rate Loan denominated in Canadian Dollars, a rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), as published by Reuters (or other commercially available source providing quotations of CDOR as designated by the Administrative Agent from time to time if CDOR quotations are not published by Reuters) at or about 10:00 a.m. (Toronto time) on the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period; (c) with respect to any Term Rate Loan denominated in Euro, a rate per annum equal to the Euro interbank offered rate administered by the European Money Markets Institute (or the successor thereto if the European Money Markets Institute is no longer the administrator of such rate) (“EURIBOR”), as published by Reuters (or other commercially available source providing quotations of EURIBOR as designated by the Administrative Agent from time to time if EURIBOR quotations are not published by Reuters) at or about 11:00 a.m., Central European time, two TARGET Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; and (d) with respect to any Term Rate Loan denominated in Yen, a rate per annum equal to the Tokyo interbank offer rate, administered by the Ippan Shadan Hojin JBA TIBOR Administration (or the successor thereto if the Ippan Shadan Hojin JBA TIBOR Administration is no longer the administrator of such rate) (“TIBOR”), as published by Reuters (or other commercially available source providing quotations of TIBOR as designated by the Administrative Agent from time to time if TIBOR quotations are not published by Reuters) at or about 11:00 a.m., Japan time, two Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that, if the Term Rate would otherwise be less than zero, such Term Rate shall instead be deemed for all purposes of this Agreement to be zero.

“TIBOR” has the meaning assigned to such term in the definition of “Term Rate”.

“Transactions” means the execution, delivery and performance by the Company and the other Borrowers of this Agreement, the borrowing of Loans, the use of proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (a) the ~~Adjusted LIBO~~Term Rate or the Alternate Base Rate, in the case of Loans denominated in US Dollars, (b) the ~~Adjusted LIBO~~Term Rate, in the case of Loans denominated in Alternative Currencies ~~(other than Euros)~~ or (c) the ~~EURIBO Rate~~SONIA, in the case of Loans denominated in ~~Euros~~Sterling.

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“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Cash” means cash and cash equivalents that are not subject to any Lien other than any Lien permitted under clause (a) or (l) of the definition of the term “Permitted Lien”.

“Unreimbursed Amount” has the meaning assigned to such term in Section 2.05(e).

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“US Borrowing Subsidiary” means any Borrowing Subsidiary that is a US Subsidiary.

“USD LIBOR” has the meaning assigned to such term in the definition of “Term Rate”.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Alternative Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternative Currency at the time in effect under the provisions of such Section.

“US Dollars” or “US$” means the lawful currency of the United States of America.

“US Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party or the Administrative Agent.

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“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” means the lawful currency of Japan.

Section 1.02.Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~LIBOR~~Term Rate Loan”) or by Class and Type (e.g., a “~~LIBOR~~Term Rate Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “~~LIBOR~~Term Rate Borrowing”) or by Class and Type (e.g., a “~~LIBOR~~Term Rate Revolving Borrowing”).

Section 1.03.Terms Generally; Interpretive Provisions.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restriction on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person.  Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.04.Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) if any change in GAAP after the date hereof would affect the computation of any financial ratio, requirement, term or other covenant set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio, requirement, term or covenant to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio, requirement or covenant shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, requirement or covenant made before and after giving effect to such change in GAAP, and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein, or to any other accounting principle, if in each case, such election or such other accounting principle results in the amount of such Indebtedness being below or above the stated principal amount of such Indebtedness.

Section 1.05.Currency Translation.  The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing denominated in an Alternative Currency two Business Days prior to the initial Interest Period therefor and as of the date two Business Days prior to the commencement of each subsequent Interest Period therefor, in each case using the Exchange Rate in effect on the date of determination, and each such amount shall, except as provided in the next sentence, be the US Dollar Equivalent of such Borrowing until the next Revaluation Date.  The Administrative Agent may also determine the US Dollar Equivalent of any Borrowing denominated in an Alternative Currency as of each Revaluation Date, in each case using the Exchange Rate in effect on the Revaluation Date, and each such amount shall be the US Dollar Equivalent of such Borrowing until the next Revaluation Date. The Administrative Agent shall notify the Company and the applicable Lenders of each determination of the US Dollar Equivalent of each Borrowing.

SECTION 1.06.Rates.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to any Benchmark, any

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component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II

The Credits

SECTION 2.01.Commitments.  (a)  Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Company and the Borrowing Subsidiaries, denominated in US Dollars or Alternative Currencies, from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) such Lender’s Revolving Credit Exposure exceeding its Revolving Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

(b)  2019 Incremental Term Loans.  Subject to the terms and conditions set forth herein, each 2019 Incremental Term Lender agrees to make 2019 Incremental Term Loans to the Company, denominated in US Dollars, on any single Business Day on or after the 2019 Incremental Term Effective Date (but not later than August 30, 2019), in an aggregate principal amount that will not exceed such Lender’s 2019 Incremental Term Commitment. 2019 Incremental Term Loans borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

Section 2.02.Loans and Borrowings.  (a)  (i)  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans denominated in the same currency and made by the Lenders ratably in accordance with their respective Revolving Commitments.  The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.

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(ii)  Each 2019 Incremental Term Loan shall be made as part of a Borrowing consisting of 2019 Incremental Term Loans denominated US Dollars and made by the 2019 Incremental Term Lenders ratably in accordance with their respective 2019 Incremental Term Commitments.  The failure of any 2019 Incremental Term Lender to make any 2019 Incremental Term Loan required to be made by it shall not relieve any other 2019 Incremental Term Lender of its obligations hereunder; provided that the 2019 Incremental Term Commitments of the 2019 Incremental Term Lenders are several and no 2019 Incremental Term Lender shall be responsible for any other 2019 Incremental Term Lender’s failure to make 2019 Incremental Term Loans as required.

(b)Subject to ~~Section~~Sections 2.14 and 2.22, (i) each Revolving Borrowing or 2019 Incremental Term Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans or ~~LIBOR~~Term Rate Loans, as the applicable Borrower may request in accordance herewith, (ii) each Revolving Borrowing denominated in Canadian Dollars, Euros or Yen shall be comprised entirely of ~~EURIBOR~~Term Rate Loans and (iii) each Revolving Borrowing denominated in ~~an Alternative Currency (other than Euros)~~Sterling shall be comprised entirely of ~~LIBOR~~SONIA Loans.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any ~~LIBOR~~Term Rate Revolving Borrowing~~, LIBOR~~ or Term Rate 2019 Incremental Term Borrowing or ~~EURIBOR~~upon the making of any SONIA Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and at the time each ABR Revolving Borrowing or ABR 2019 Incremental Term Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$100,000 and not less than US$500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).  Each Swingline Loan shall be in an integral multiple of US$1,000,000.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than (i) a total of 15 ~~LIBOR Revolving Borrowings and EURIBOR~~Term Rate Revolving Borrowings outstanding or (ii) a total of five ~~LIBOR~~Term Rate 2019 Incremental Term Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Borrowing.

(e)In connection with the use or administration of Daily Simple SONIA or SONIA, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.  The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SONIA or SONIA.

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Section 2.03.Requests for Revolving Borrowings or 2019 Incremental Term Borrowings.  (x) To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent (a) in the case of a ~~LIBOR~~Term Rate Revolving Borrowing ~~denominated in US Dollars~~, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a ~~LIBOR~~ Revolving Borrowing denominated in ~~an Alternative Currency or a EURIBOR Revolving Borrowing~~Sterling, not later than 1:00 p.m., New York City time, ~~three~~four Business Days before the proposed Borrowing and (c) in the case of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable and shall be made by hand delivery or fax to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Financial Officer of the applicable Borrower (or, in the case of any Borrowing denominated in US Dollars, by telephone notification, confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Financial Officer of the applicable Borrower).  Each such telephonic or written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)the Borrower requesting such Borrowing;

(b)the currency (which shall be US Dollars or an Alternative Currency) and the principal amount of such Borrowing;

(c)the date of such Borrowing, which shall be a Business Day;

(d)if such Borrowing is denominated in US Dollars, the Type of such Borrowing;

(e)in the case of a ~~LIBOR Borrowing or a EURIBOR~~Term Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(f)the location and number of the account to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement; and

(g)in the case of a Borrowing by a Borrowing Subsidiary that is not a US Borrowing Subsidiary, the jurisdiction from which payments of the principal and interest on such Borrowing will be made.

If no currency is specified with respect to any requested Revolving Borrowing, then the applicable Borrower shall be deemed to have selected US Dollars.  If no election as to the Type of Revolving Borrowing denominated in US Dollars is specified, then the requested Revolving Borrowing shall be an ABR Revolving Borrowing.  If no Interest Period is specified with respect to any requested ~~LIBOR Revolving Borrowing or a EURIBOR~~Term Rate Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the

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Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(y) To request a 2019 Incremental Term Borrowing, the Company shall notify the Administrative Agent (a) in the case of a ~~LIBOR~~Term Rate 2019 Incremental Term Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR 2019 Incremental Term Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable and shall be made by hand delivery or fax to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Financial Officer of the Company (or by telephone notification, confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Financial Officer of the Company).  Each such telephonic or written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)the date of such Borrowing, which shall be a Business Day;

(b)the Type of such Borrowing;

(c)in the case of a ~~LIBOR~~Term Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(d)the location and number of the account to which funds are to be disbursed.

If no election as to the Type of 2019 Incremental Term Borrowing is specified, then the requested 2019 Incremental Term Borrowing shall be an ABR 2019 Incremental Term Borrowing.  If no Interest Period is specified with respect to any requested ~~LIBOR~~Term Rate 2019 Incremental Term Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each 2019 Incremental Term Lender of the details thereof and of the amount of such Lender’s 2019 Incremental Term Loan to be made as part of the requested 2019 Incremental Term Borrowing.

Section 2.04.Swingline Loans.  (a)  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans denominated in US Dollars to the Company and the Borrowing Subsidiaries from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding US$50,000,000, (ii) the total Revolving Credit Exposures exceeding the total Revolving Commitments and (iii) in the event the Existing Maturity Date shall have been extended as provided in Section 2.09, the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Maturity Date exceeding the total Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance

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an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent by telephone, confirmed promptly by hand delivery or fax, not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date of such Swingline Loan (which shall be a Business Day) and the principal amount of such Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received by it.  The Swingline Lender shall make each Swingline Loan available to applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender (or, in the case of a Swingline Loan identified by the applicable Borrower in its notice to be made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank identified in such notice) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which the Lenders will be required to participate.  Promptly following receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in Swingline Loans is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender further acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the applicable Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Swingline Loan was made, the Required Lenders shall have notified the Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02 would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event the Swingline Lender shall have received any such notice, such Swingline Lender shall not have any obligation to make any Swingline Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).  Each Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the relevant Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments

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in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the relevant Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to any Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

Section 2.05.Letters of Credit.  (a)  General.  Subject to the terms and conditions set forth herein, any Borrower may request any Issuing Bank to issue Letters of Credit (or to amend, renew or extend outstanding Letters of Credit) denominated in US Dollars or any Alternative Currency for its own account or, so long as the Company is a joint and several co‑applicant with respect thereto, for the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time from and including the Effective Date to but excluding the fifth Business Day prior to the Maturity Date applicable to Revolving Borrowings.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any Subsidiary as provided in the first sentence of this paragraph, the Company will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor of the obligations of any Subsidiary that shall be an account party in respect of any such Letter of Credit).

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit, other than an automatic renewal permitted pursuant to paragraph (c) of this Section), the requesting Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal

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or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed US$75,000,000 and (ii) the total Revolving Credit Exposures will not exceed the total Revolving Commitments and (iii) in the event the Existing Maturity Date shall have been extended as provided in Section 2.09, the sum of the LC Exposure attributable to Letters of Credit expiring after any Existing Maturity Date and the Swingline Exposure attributable to Swingline Loans maturing after such Existing Maturity Date shall not exceed the total Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit and the latest maturity date of such Swingline Loans.  Notwithstanding the foregoing, no Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (ii) the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally or (iii) such Issuing Bank does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency.

(c)Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) except as set forth below with respect to Collateralized Letters of Credit, the date that is five Business Days prior to the Maturity Date applicable to Revolving Borrowings (the “LC Expiration Date”); provided that at the request of the applicable Borrower, any Letter of Credit may provide for automatic renewals for additional periods of up to one year subject to a right on the part of the applicable Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary during a specified period in advance of any such renewal, and the failure of such Issuing Bank to give such notice by the end of such period shall for all purposes hereof be deemed an extension of such Letter of Credit; provided further that in no event shall any Letter of Credit, as extended from time to time, expire on any date following the LC Expiration Date.  Notwithstanding clause (ii) of the preceding sentence, (A) any Collateralized Letter of Credit may, with the consent of the Issuing Bank that issued such Collateralized Letter of Credit, expire on any date following the LC Expiration Date and (B) any Letter of Credit that contains a customary “evergreen” provision may renew pursuant to such evergreen provision to an expiration date following the LC Expiration Date if such Letter of Credit becomes a Collateralized Letter of Credit at least 15 Business Days prior to the latest date upon which the applicable Issuing Bank would be entitled to terminate such Letter of Credit prior to its automatic renewal pursuant to such “evergreen” provision.

(d)Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the Issuing Bank that issued such Letter of Credit hereby

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grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason.  Subject to paragraph (m) of this Section, each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the applicable Borrower deemed made pursuant to Section 4.02, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the latest date upon which the applicable Issuing Bank would be entitled to terminate such Letter of Credit prior to its automatic renewal), the Required Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02 would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e)Reimbursement.  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the applicable Borrower and the Administrative Agent thereof.  In the case of a Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall reimburse the applicable Issuing Bank in such Alternative Currency, unless such Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in US Dollars.  In the case of any such reimbursement in US Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Bank shall notify the applicable Borrower of the US Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  The applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that such Borrower receives such notice; provided that if the amount to be reimbursed is denominated in US Dollars, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in

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accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.  If such Borrower fails to make such payment when due, the applicable Issuing Bank shall notify the Administrative Agent of such failure in accordance with paragraph (l) of this Section, and the Administrative Agent shall in turn notify each Lender of the applicable LC Disbursement, the amount of the payment then due from such Borrower in respect thereof (expressed in US Dollars in the amount of the US Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank, as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(f)Obligations Absolute.  Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder.  None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other event or circumstance; provided that nothing in this Section shall be construed to excuse any Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when

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determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (such absence to be presumed unless otherwise determined by a final, non‑appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)Disbursement Procedures.  The applicable Issuing Bank shall, within the period stipulated by the terms and conditions of the applicable Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it.  After such examination, the applicable Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by fax) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Lenders of their obligations with respect to any such LC Disbursement.

(h)Interim Interest.  If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof (or the US Dollar Equivalent thereof in the case of an LC disbursement denominated in an Alternative Currency) shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement at the rate per annum then applicable to ABR Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply.  Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i)Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing more than 50% of the aggregate amount of LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, each applicable Borrower shall deposit in respect of each outstanding Letter of Credit issued for such Borrower’s account (or, in the case of the Company, with respect to which it is a co‑applicant), in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the applicable Issuing Bank, an amount in US Dollars equal to the portion of the LC Exposure attributable to such Letter of Credit as of such date plus any accrued and unpaid interest thereon;

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provided that the obligation to cash collateralize shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company or any Borrower described in clause (h) or (i) of Article VII.  The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.11(b) or Section 2.21 from time to time.  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Monies in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (i) the consent of Lenders with LC Exposures representing more than 50% of the aggregate amount of LC Exposure and (ii) in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrowers under this Agreement.  If the Borrowers are required to provide cash collateral hereunder as a result of the occurrence of an Event of Default, such cash collateral (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.  If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as promptly as practicable, to the extent that, after giving effect to such return, the aggregate Revolving Credit Exposure would not exceed the aggregate Revolving Commitments and no Event of Default shall have occurred and be continuing.  If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.21, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as promptly as practicable, to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non‑Defaulting Lenders and/or the remaining cash collateral and no Event of Default shall have occurred and be continuing.

(j)Designation of Additional Issuing Banks.  From time to time, the Company may by notice to the Administrative Agent and the Lenders designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below.  The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in a form satisfactory to the Company and the Administrative Agent, executed by such Lender, the Company and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank.

(k)Termination of an Issuing Bank.  The Company may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice

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thereof to such Issuing Bank and the Administrative Agent.  Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof.  At the time any such termination shall become effective, the Company shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not issue additional Letters of Credit.

(l)Issuing Bank Reports.  Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the face amounts of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), it being understood that such Issuing Bank shall not affect any issuance, renewal, extension or amendment resulting in an increase in the aggregate amount of the Letters of Credit issued by it without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on any Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iii) on any Business Day on which the applicable Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m)Collateralized Letters of Credit.  Notwithstanding anything to the contrary in this Section, the obligations of the Lenders to acquire participations in Letters of Credit and to reimburse any Issuing Bank for Unreimbursed Amounts (other than Unreimbursed Amounts arising from LC Disbursements made prior to the Maturity Date applicable to Revolving Borrowings) shall terminate with respect to any Collateralized Letter of Credit on such Maturity Date (it being understood that the Lenders shall continue to participate in, and shall be required to reimburse in accordance with this Section, any LC Disbursement made prior to such Maturity Date).  Any participation held by any Lender in a Collateralized Letter of Credit on such Maturity Date (other than in respect of any Unreimbursed Amounts arising from LC Disbursements made prior to such Maturity Date) shall be deemed to have been assigned on such Maturity Date to the Issuing Bank that issued such Collateralized Letter of Credit.

Section 2.06.Funding of Revolving Borrowings or 2019 Incremental Term Borrowings.  (a)  (i) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:30 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Revolving Loans available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to the account designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans identified by the applicable Borrower in the applicable Borrowing Request to be made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

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(ii)  Each 2019 Incremental Term Lender shall make each 2019 Incremental Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:30 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the 2019 Incremental Term Lenders.  The Administrative Agent will make such 2019 Incremental Term Loans available to the Company by promptly remitting the amounts so received, in like funds, to the account designated by the Company in the applicable Borrowing Request.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan pursuant to Section 2.13 (it being understood that nothing in this paragraph shall require any Borrower to pay any interest in duplication of the interest payable under such Section).

Section 2.07.Interest Elections.  (a)  Each Revolving Borrowing or 2019 Incremental Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or as otherwise provided in Section 2.03 and, in the case of a ~~LIBOR Borrowing or a EURIBOR~~Term Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03.  Thereafter, the applicable Borrower may elect to convert such Revolving Borrowing (if denominated in US Dollars) or 2019 Incremental Term Borrowing to a Revolving Borrowing or 2019 Incremental Term Borrowing (as applicable) of a different Type or to continue such Revolving Borrowing or 2019 Incremental Term Borrowing and, in the case of a ~~LIBOR~~Term Rate Borrowing ~~or a EURIBOR Borrowing~~, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement.  A Borrower may elect different options with respect to different portions of an affected Revolving Borrowing or 2019 Incremental Term Borrowing (as applicable), in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Revolving Borrowing or 2019 Incremental Term Borrowing (as applicable) and the Loans resulting from an election made with respect to any such portion shall be considered a separate Revolving Borrowing or 2019 Incremental Term Borrowing (as applicable).  This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b)To make an election pursuant to this Section, the electing Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing or 2019 Incremental Term Borrowing (as applicable) of the Type, and in the currency, resulting from such

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election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable and shall be made by hand delivery or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Financial Officer on behalf of the applicable Borrower (or, in the case of any Borrowing denominated in US Dollars, by telephonic notification, confirmed promptly by hand delivery or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Financial Officer on behalf of the applicable Borrower).  Notwithstanding any other provision of this Section, a Borrower shall not be permitted to change the currency of any Borrowing or to elect an Interest Period for ~~LIBOR Loans or EURIBOR~~Term Rate Loans that does not comply with Section 2.02(c).

(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)the Type of the resulting Borrowing, which shall comply with Section 2.02(b); and

(iv)if the resulting Borrowing is to be a ~~LIBOR Borrowing or a EURIBOR~~Term Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~LIBOR~~Term Rate Revolving Borrowing~~,~~ or 2019 Incremental Term ~~Borrowing or EURIBOR Revolving~~ Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Revolving Borrowing or 2019 Incremental Term Borrowing (as applicable).

(e)If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a ~~LIBOR~~Term Rate Revolving Borrowing~~,~~ or 2019 Incremental Term ~~Borrowing or EURIBOR Revolving~~ Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be continued as a Borrowing of the applicable Type and currency for an Interest Period of one month.

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(f)Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers (provided that no such notice shall be required in the case of any Event of Default under clause (h) or (i) of Article VII with respect to any Borrower), then, so long as an Event of Default is continuing (i) in the case of Borrowings denominated in US Dollars, no outstanding Revolving Borrowing or 2019 Incremental Term Borrowing may be converted to or continued as a ~~LIBOR~~Term Rate Borrowing and, unless repaid, each ~~LIBOR~~Term Rate Revolving Borrowing or 2019 Incremental Term Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (ii) in the case of Borrowings denominated in Alternative Currencies, unless repaid, each ~~LIBOR Revolving Borrowing and EURIBOR~~Term Rate Borrowing shall be continued as a ~~LIBOR~~Term Rate Revolving Borrowing ~~or a EURIBOR Revolving Borrowing, as applicable,~~ with an Interest Period of one month.

Section 2.08.Termination, Reduction and Increase of Commitments; Incremental Facilities.  (a)  Automatic Termination.  Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date applicable to Revolving Borrowings.

(b)Optional Termination or Reduction.  (i)  The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (A) each reduction of the Commitments shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$10,000,000 and (B) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and any concurrent prepayment of the Loans in accordance with Section 2.11, the total Revolving Credit Exposures would exceed the total Revolving Commitments.

(ii)The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b)(i) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the applicable Lenders in accordance with their respective Commitments.

(c)Incremental Facilities.  (i)  The Company may from time to time, by written notice to the Administrative Agent request (x) an increase in the Commitments (including in connection with the creation of a tranche of the Commitments to be made available to a Borrowing Subsidiary for which tax or legal considerations would render such a tranche necessary or advisable) (each an “Incremental Revolving Credit Facility”) and (y) the creation of one or more new term loan facilities (each an “Incremental Term Facility” and, together with any Incremental Revolving Credit Facility, an “Incremental Facility”); provided, that any such request for an Incremental Facility shall be in a minimum amount of US$25,000,000 and, after giving effect to

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all such Incremental Facilities the aggregate principal amount of all such increases, other than the increase effected by the 2019 Incremental Term Facility, shall not exceed US$500,000,000.  If the Company elects to request that existing Lenders participate in an Incremental Facility, then at the time of sending such notice, the Company shall request that the Administrative Agent promptly notify the Lenders of such request and (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(ii)Lender Elections to Increase.  If requested by the Company to participate in an Incremental Facility, each Lender shall notify the Administrative Agent within such time period as set forth in the notice referred to in clause (i) above whether or not in its sole discretion it agrees to participate in the Incremental Facility and, if so, by what principal amount.  Any Lender not responding within such time period shall be deemed to have declined to participate in the applicable Incremental Facility.  The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder.

(iii)Additional Lenders.  Subject to the approval of the Administrative Agent and, in the case of any Incremental Revolving Credit Facility, each Issuing Bank and the Swingline Lender (which approvals shall not be unreasonably withheld), the Company may, in lieu of or in addition to requesting that existing Lenders provide such increase, invite additional Eligible Assignees to become Lenders pursuant to a duly executed Accession Agreement (each such Eligible Assignee and each Lender that agrees to participate in an Incremental Facility is an “Increasing Lender”).

(iv)Terms and Conditions of Incremental Facilities.  Each Incremental Revolving Credit Facility shall have the pricing and tenor as are applicable to the other Loans made hereunder.  Each Incremental Term Facility shall (A) be one or more senior unsecured term loans that are pari passu as to right of payment with the other loans under this Agreement, (B) not be guaranteed by any Person that is not a guarantor of the other Loans under this Agreement, (C) have terms and conditions (excluding maturity and interest rates (including through fixed interest rates), interest margins, rate floors, fees, funding discounts, original issue discounts and prepayment or redemption premiums and terms) consistent with the other Loans made hereunder, and to the extent not consistent with the terms and conditions of the other Loans made hereunder due to the nature of such loans as term loans, subject to the consent of the Administrative Agent (not to be unreasonably withheld or delayed) and (D) not have the benefit of any financial maintenance covenants more restrictive or onerous than the covenant set forth in Section 6.07 unless all of the Lenders hereunder also have the benefit of such financial maintenance covenant on the same terms, or such financial maintenance covenant applies only after the latest Maturity Date then in effect.

(v)  In connection with any Incremental Facility this Agreement may be amended pursuant to the applicable Incremental Assumption Agreement, which shall have been executed and delivered by the Company and the Administrative Agent, to reflect any technical changes necessary to give effect to such increase in accordance with its terms as set forth herein and to reflect such increase as a facility hereunder, which may include

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the addition of an Incremental Term Facility as a new term facility and the inclusion of any such new term facility in calculations of amounts outstanding under this Agreement and in the provisions relating to amendments and waivers set forth in Section 10.02.

(vi)Effective Date and Allocations.  After satisfaction of the conditions set forth in this Section 2.08(c) with respect to the applicable Incremental Facility, the Administrative Agent and the Company shall determine the effective date (the “Incremental Facility Effective Date”) and the final allocation of such Incremental Facility.  The Administrative Agent shall promptly notify the Company and the appropriate Lenders (including Eligible Assignees that become Lenders in accordance with clause (c) above) of the final allocation of such Incremental Facility and the Incremental Facility Effective Date.

(vii)Conditions to Effectiveness of Increase.  No Incremental Facility shall become effective under this Section unless (1) the Administrative Agent shall have received documents consistent with those delivered under Sections 4.01(b) and 4.01(c) as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase and (2) on the date of such increase, the conditions set forth in Sections 4.02(a) and 4.02(b) shall be satisfied (with all references in such Sections to a Borrowing being deemed to be references to such increase and without giving effect to the parenthetical in Section 4.02(a)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company.  Following the Incremental Facility Effective Date with respect to any Incremental Revolving Credit Facility, any Loans outstanding prior to such Incremental Facility Effective Date shall continue outstanding until the ends of the respective Interests Periods applicable thereto, and shall then be repaid and, if the Borrowers shall so elect, refinanced with new Revolving Loans made pursuant to Section 2.01 ratably in accordance with the Revolving Commitments in effect following such extension or increase..

(viii)Conflicting Provisions.  This Section 2.08(c) shall supersede any provisions in Section 10.02 to the contrary.

Section 2.09.Extension of Maturity Date.  The Company may, from time to time, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders of the applicable Class of Loans) not less than 45 days (or such shorter period of time as may be agreed between the Company and the Administrative Agent) and not more than 75 days prior to (x) any anniversary of the Effective Date or (y) the Maturity Date of the 2019 Incremental Term Loans (as applicable), request that the Lenders of the applicable Class of Revolving Loans and Commitments, Swingline Loans and/or 2019 Incremental Term Loans extend the Existing Maturity Date (I) in respect of Revolving Borrowings and Swingline Loans for an additional period of one year and (II) in respect of 2019 Incremental Term Loans for an additional period of up to 364 days as specified in the applicable Maturity Date Extension Request. Each Lender of the applicable Class shall, by notice to the Company and the Administrative Agent given not later than the 20th day after the date of the Administrative Agent’s receipt of the Maturity Date Extension Request from the Company, advise the Company whether or not in its sole discretion it agrees to the requested extension (each Lender of the applicable Class agreeing to a requested extension being called a “Consenting Lender”, and

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each Lender of the applicable Class declining to agree to a requested extension being called a “Declining Lender”).  Any Lender of the applicable Class that has not so advised the Company and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender.  If Lenders constituting the Required Lenders shall have agreed to a Maturity Date Extension Request in respect of the Revolving Commitments and Revolving Borrowings, then the Maturity Date shall, as to the applicable Consenting Lenders, be extended to the first anniversary of the Maturity Date in respect of Revolving Borrowings theretofore in effect. If the Lenders constituting the Required 2019 Incremental Term Lenders shall have agreed to a Maturity Date Extension Request of 2019 Incremental Term Loans, then the Maturity Date shall, as to the applicable Consenting Lenders, be extended to the requested date up to 364 days from the Maturity Date in respect of 2019 Incremental Term Loans theretofore in effect as specified in the applicable Maturity Date Extension Request. The decision to agree or withhold agreement to any Maturity Date Extension Request shall be at the sole discretion of each applicable Lender.  The Revolving Commitment of any Declining Lender shall terminate on the Maturity Date in effect prior to giving effect to any such extension.  The principal amount of any outstanding Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”), and on the Existing Maturity Date the Borrowers shall also make such other prepayments of their Loans pursuant to Section 2.11 as shall be required in order that, after giving effect to the termination of the Revolving Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the total Revolving Credit Exposures would not exceed the total Revolving Commitments.  Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to and in accordance with Section 2.19(b), at any time prior to the Existing Maturity Date, to replace a Declining Lender with a Lender or other financial institution that will agree to the applicable Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender.  Notwithstanding the foregoing, (a) the Availability Period and the Existing Maturity Date (without taking into consideration any extension pursuant to this Section 2.09), as such terms are used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Banks or the Swingline Lender or any Swingline Loans made by the Swingline Lender, may not be extended without the prior written consent of such Issuing Bank or the Swingline Lender, as applicable (it being understood and agreed that, in the event any Issuing Bank or the Swingline Lender shall not have consented to any such extension, (i) such Issuing Bank or the Swingline Lender, as applicable, shall continue to have all the rights and obligations of an Issuing Bank or the Swingline Lender, as applicable, hereunder through the Existing Maturity Date (or the Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend, extend or renew any Letter of Credit or to make any Swingline Loan, as applicable (but shall, in each case, continue to be entitled to the benefits of Sections 2.04, 2.05, 2.15, 2.17, 10.03 and 10.09, as applicable, as to Letters of Credit or Swingline Loans issued or made prior to such time), and (ii) the Borrowers shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank and the Swingline Exposure to be zero no later than the day on which such LC Exposure or Swingline Exposure, as applicable, would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to any effectiveness of the extension of the applicable Existing Maturity Date pursuant to this paragraph (and, in any event, no later than the Existing Maturity Date)) and (b) no extension of the Existing Maturity Date pursuant to this

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paragraph shall become effective unless on the Extension Date that immediately follows the date on which the Company delivers the applicable Maturity Date Extension Request, the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such extension and without giving effect to the parenthetical in Section 4.02(a)) and, if reasonably requested by the Administrative Agent, the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company as well as documents consistent with those delivered under Sections 4.01(b) and 4.01(c) as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such extension.

Section 2.10.Repayment of Loans; Evidence of Debt.  (a)  Each Borrower hereby unconditionally promises to pay to (i) the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date applicable to Revolving Borrowings (in the case of any Declining Lender, without giving effect to the extension thereof pursuant to Section 2.09), (ii) the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of the Maturity Date applicable to Swingline Loans and the first Business Day after such Swingline Loan is made that is the 15th day or the last day of a calendar month and that is at least two Business Days after the day on which such Swingline Loan shall have been made; provided that on each date on which a Revolving Borrowing is made by a Borrower, such Borrower shall repay all Swingline Loans then outstanding for the account of such Borrower and (iii) the Administrative Agent for the account of each 2019 Incremental Term Lender the then unpaid principal amount of each 2019 Incremental Term Loan on the 2019 Incremental Maturity Date.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans or pay any other amounts due hereunder in accordance with the terms of this Agreement.

(e)Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Company and the Administrative

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Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11.Prepayment of Loans.  (a)  Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

(b)If, on any Revaluation Date, the Administrative Agent determines that the total Revolving Credit Exposures shall exceed the total Revolving Commitments, then (i) if any Revolving Borrowings or Swingline Loans are outstanding, (A) on the last day of any Interest Period for any ~~LIBOR~~Term Rate Revolving Borrowing ~~or EURIBOR Revolving Borrowing and (B)~~, (B) on the next Interest Payment Date for any SONIA Borrowing and (C) on each other day on which any ABR Revolving Borrowing or Swingline Loan shall be outstanding, the Borrowers shall prepay Revolving Borrowings, and Swingline Loans in an aggregate amount equal to the lesser of (x) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day) and (y) the amount of the applicable Borrowings referred to in clause (A) ~~or~~, (B) of (C), as applicable, and (ii) if no Revolving Borrowings or Swingline Loans are outstanding, deposit US Dollars as cash collateral in an account with the Administrative Agent pursuant to Section 2.05(i) in an aggregate amount equal to the lesser of (A) the amount equal to such excess and (B) the aggregate amount of the LC Exposures.  If the total Revolving Credit Exposure on the last day of any month shall exceed 105% of the total Revolving Commitments, then the Borrowers shall, not later than the next Business Day, prepay one or more Revolving Borrowings or Swingline Loans (and, if no Revolving Borrowings or Swingline Loans are outstanding, deposit US Dollars as collateral in an account with the Administrative Agent pursuant to Section 2.05(i)) in the amount necessary to eliminate such excess.

(c)Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d)The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by a written notice signed by a Financial Officer on behalf of the applicable Borrower of any prepayment of a Borrowing hereunder (i) in the case of a ~~LIBOR~~Term Rate Borrowing denominated in US Dollars, not later than 1:00 p.m., New York City time, three Business Days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable), (ii) in the case of a ~~LIBOR~~Term Rate Borrowing denominated in an Alternative Currency ~~or a EURIBOR Borrowing~~, not later than 1:00 p.m., New York City time, three Business Days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable), (iii) in the case of a SONIA Borrowing, not later than 1:00 p.m., New York City time, four Business Days before the date of such prepayment, (iv) in the case of an ABR Revolving Borrowing or ABR 2019 Incremental Term Borrowing, not later than 12:00 noon, New York City time, on the date of such prepayment and (~~iv~~v) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of such prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each

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Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08(b)(ii), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08(b)(ii).  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each optional partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and currency as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.

SECTION 2.12.Fees.  (a)  The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Revolving Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates; provided that if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure.  Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date, and on the date on which the Revolving Commitments shall have terminated and the Lenders shall have no Revolving Credit Exposure; provided that facility fees accruing after the Revolving Commitments shall have terminated shall be payable on demand.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to ~~LIBOR~~Term Rate Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at 0.125% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Accrued participation fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees

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and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Banks, in the case of fees payable to it) for distribution, in the case of facility fees and Letter of Credit participation fees, to the Persons entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13.Interest.  (a)  The Loans comprising each ABR Revolving Borrowing and each Swingline Loan shall bear interest at the Alternate Base Rate plus the Applicable Rate set forth under the caption “ABR Margin” in clause (x) of the definition of such term.  The Loans comprising each ABR 2019 Incremental Term Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate set forth under the caption “ABR Margin” in clause (y) of the definition of such term.

(b)The Loans comprising each ~~LIBOR~~Term Rate Revolving Borrowing shall bear interest at the ~~Adjusted LIBO~~ Term Rate applicable to the currency of such Borrowing for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “Term Rate / SONIA Margin” in clause (x) of the definition of such term.  The Loans comprising each Term Rate 2019 Incremental Term Borrowing shall bear interest at the Term Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “~~LIBOR/EURIBOR Margin” in clause (x) of the definition of such term.  The Loans comprising each LIBOR 2019 Incremental Term Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate set forth under the caption “LIBOR~~Term Rate Margin” in clause (y) of the definition of such term.

(c)The Loans comprising each ~~EURIBOR~~SONIA Revolving Borrowing shall bear interest at ~~the EURIBO Rate for the Interest Period in effect for such Borrowing~~Daily Simple SONIA plus the Applicable Rate set forth under the caption “~~LIBOR/EURIBOR~~Term Rate / SONIA Margin” in clause (x) of the definition of such term.

(d)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan

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prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion or continuation of any ~~LIBOR Revolving Loan or any EURIBO~~Term Rate Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion or continuation.  All interest shall be payable in the currency in which the applicable Loan is denominated.

(f)All interest hereunder shall be computed on the basis of a year of 360 days, except that (a) interest on Borrowings denominated in Sterling shall be computed on the basis of a year of 365 days and (b) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable ~~Adjusted LIBO~~Term Rate, ~~EURIBO Rate or~~ Alternate Base Rate or SONIA shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g)For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

Section 2.14.Alternate Rate of Interest.  (a)  If prior to the commencement of any Interest Period for a ~~LIBOR~~Term Rate Borrowing or ~~a EURIBOR~~, at any time with respect to a SONIA Borrowing:

(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the ~~Adjusted LIBO~~Term Rate ~~or the EURIBO Rate~~for such Interest Period or SONIA, as the case may be~~, for such Interest Period~~; or

(ii)the Administrative Agent is advised by the Required Lenders that the ~~Adjusted LIBO~~Term Rate ~~or EURIBO Rate~~for such Interest Period or SONIA, as the case may be, ~~for such Interest Period~~ will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing ~~for such Interest Period~~;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or fax as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected ~~LIBOR~~Term Rate Borrowing ~~or EURIBOR Borrowing, as the case may be,~~ shall be ineffective, (B) any affected ~~LIBOR~~Term Rate Borrowing shall (x) if denominated in US Dollars, be continued as an ABR Borrowing, or (y) otherwise, bear

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interest, from and after the end of the immediately preceding Interest Period applicable thereto, at a rate equal to the rate per annum determined by the Administrative Agent to be representative of the Lenders’ cost of funding the applicable Loans (with the applicable Borrower and each Lender agreeing that the Administrative Agent may make such determination in any manner it determines is reasonable, and that such determination shall be conclusive) plus the Applicable Rate set forth under the caption “~~LIBOR/EURIBOR~~Term Rate / SONIA Margin” ~~or “LIBOR Margin”~~ in clause (x) of the definition of such term, in the case of a Revolving Borrowing, or under the caption “Term Rate Margin” in clause (y) of the definition of such term, in the case of a 2019 Incremental Term Borrowing, (C) any affected ~~EURIBOR~~SONIA Borrowing shall bear interest, from and after the end of the immediately preceding Interest ~~Period~~Payment Date applicable thereto, at a rate equal to the rate per annum determined by the Administrative Agent to be representative of the Lenders’ cost of funding the applicable Loans (with the applicable Borrower and each Lender agreeing that the Administrative Agent may make such determination in any manner it determines is reasonable, and that such determination shall be conclusive) plus the Applicable Rate set forth under the caption “~~LIBOR/EURIBOR~~Term Rate / SONIA Margin” ~~or “LIBOR Margin”~~ in clause (x) of the definition of such term and (D) any Borrowing Request for an affected ~~LIBOR~~Term Rate Borrowing or ~~EURIBOR~~SONIA Borrowing shall (1) in the case of a Borrowing denominated in US Dollars, be deemed to be a request for an ABR Borrowing or (2) in all other cases, be ineffective.

(b) [reserved]

~~(b)Notwithstanding anything to the contrary in this Agreement, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) and notifies the Company, or the Company notifies or the Required Lenders notify the Administrative Agent (with a copy to the Company) that the Company or the Required Lenders (as applicable) have determined, that:~~

~~(i) adequate and reasonable means do not exist for ascertaining the LIBO Rate for a currency, including, without limitation, because such the applicable Screen Rate is not available or published on a current basis for such currency, or the circumstances described in Section 2.14(a)(i) have occurred and such circumstances are unlikely to be temporary;~~

~~(ii) the supervisor, the administrator, or the supervisor for the administrator (as applicable) of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent or the Company has made a public statement identifying a specific date after which the LIBO Rate shall no longer be made available, or used for determining the interest rate of loans for a currency (such specific date, the “Scheduled Unavailability Date”); or~~

~~(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.14(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate for a currency;~~

~~then,~~

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~~(1)in each case with respect to LIBO Rate for US Dollars, the Adjusted LIBO Rate component shall not be utilized in determining the Alternate Base Rate unless and until a LIBO Rate Successor Rate for the LIBO Rate for US Dollars with an Interest Period of one-month has been determined and incorporated by amendment in accordance with this Section 2.14(b); and~~

~~(2) in each case, after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company shall in good faith negotiate to amend this Agreement to replace the LIBO Rate with respect to such currency with an alternate benchmark rate (including any mathematical or other adjustments to such benchmark (if any) incorporated therein) giving due consideration to any evolving or then existing convention for syndicated credit facilities in the United States for such alternative benchmarks and currency (any such proposed rate, a “LIBO Rate Successor Rate”; provided that, if the LIBO Rate Successor Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement), together with any proposed LIBO Rate Successor Rate Conforming Changes (as defined below) and, notwithstanding anything to the contrary in Section 10.02, any such amendment shall become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent notice that such Required Lenders do not accept such amendment.~~

~~If no LIBO Rate Successor Rate has been determined for such LIBO Rate and currency and the circumstances under clause (b)(i) above exist or the Scheduled Unavailability Date has occurred for such LIBO Rate and currency, the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans using such LIBO Rate and currency shall be suspended (to the extent of the affected Lenders and currency only).  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans using such LIBO Rate and currency (to the extent of the affected Lenders and currency only) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein (or, in the case of a LIBOR Loan denominated in an Alternative Currency, in an amount equal to the US Dollar Equivalent thereof).~~

~~As used in this Section, “LIBO Successor Rate Conforming Changes” means, with respect to any proposed LIBO Rate Successor Rate for any LIBO Rate and currency, any conforming changes to the definition of Base Rate, Interest Period, LIBO Rate, Business Day, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent and the Company, to reflect the adoption of such LIBO Rate Successor Rate for such LIBO Rate, Interest Period and currency and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBO Rate Successor Rate for such LIBO Rate and currency exists, in such other manner of administration as the Administrative Agent and the Borrowers agree).~~

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Section 2.15.Increased Costs.  (a)  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by, any Lender (except any such reserve requirement reflected in the ~~Adjusted LIBO Rate or the EURIBO~~Term Rate) or any Issuing Bank;

(ii)impose on any Lender, any Issuing Bank or the London or European interbank market any other condition (other than Taxes) affecting this Agreement or ~~LIBOR~~Term Rate Loans, ~~EURIBOR~~SONIA Loans or any Letter of Credit or participations therein; or

(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any ~~LIBOR~~Term Rate Loan or ~~EURIBOR~~SONIA Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender or Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)If the cost to any Lender of making or maintaining any Loan or the cost to any Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit to a Borrowing Subsidiary is increased (or the amount of any sum received or receivable by any Lender or any Issuing Bank (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender or such Issuing Bank, as the case may be, to be material, by reason of the fact that such Borrowing Subsidiary is incorporated in, has its principal place of business in,

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or borrows from, a jurisdiction outside the United States, such Borrowing Subsidiary shall indemnify such Lender or such Issuing Bank from time to time for such increased cost or reduction.

(d)A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section and the manner in which such amount or amounts have been determined, shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay or cause the applicable Borrower to pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e)Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law or other circumstance giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law or other circumstance giving rise to such increased costs or reductions is retroactive, then the 180‑day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16.Break Funding Payments.  In the event of (a) the payment of any principal of any ~~LIBOR Loan or EURIBOR~~Term Rate Loan other than on the last day of an Interest Period applicable thereto or the payment of any principal of any SONIA Loan other than on an Interest Payment Date therefor (including as a result of an Event of Default or an optional prepayment of Loans), (b) the conversion of any ~~LIBOR Loan or EURIBOR~~Term Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date or in the amount specified in any notice delivered pursuant hereto or (d) the assignment of any ~~LIBOR Loan or EURIBOR~~Term Rate Loan other than on the last day of the Interest Period applicable thereto or the payment of any principal of any SONIA Loan other than on an Interest Payment Date therefor as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense (but not for any anticipated profits) attributable to such event, including, if any of the foregoing Loans are denominated in any Alternative Currency, the actual costs and expenses of such Lender attributable to the premature unwinding of any hedging agreement entered into by such Lender in respect of the foreign currency exposure attributable to such Loan.  In the case of a ~~LIBOR~~Term Rate Loan or ~~EURIBOR~~SONIA Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the ~~Adjusted LIBO~~applicable Term Rate or ~~the EURIBO Rate~~Daily Simple SONIA, as applicable, that would have been applicable to such Loan (and, for avoidance of doubt, without giving effect to any Applicable Rate that would otherwise have been applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor or period ending with the applicable Interest Payment Date (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period or interest payment period for such Loan), over (ii) the amount of interest that would accrue on such principal

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amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable amount and period from other banks in the ~~London~~applicable interbank market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17.Taxes.  (a)  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for Taxes except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)The relevant Borrower shall indemnify each Recipient, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Recipient on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan

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Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)(i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax, with respect to payments under any Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by law or reasonably requested by the Company or the Administrative Agent, as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender has received written notice from the Company advising it of the relevant non-U.S. jurisdiction (if applicable) from which exemption from or reduction of withholding Tax may be sought and containing information for Lender to determine the applicable documentation necessary (together, if requested by such Lender, with an English version of the applicable documentation).  In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) or (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W‑9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS

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Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative

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Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section with respect to Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of the indemnified party, agrees to repay the amount paid pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event the indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section shall not be construed to require the Administrative Agent, any Issuing Bank or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

Section 2.18.Payments Generally; Pro Rata Treatment; Sharing of Set‑offs.  (a)  Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or otherwise) prior to the time required hereunder for such payment or, if no such time is expressly required, prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without any defense, set‑off, recoupment or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent for the account of the applicable Lenders to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Company, except that payments to be made directly to an Issuing Bank or the Swingline Lender as provided herein shall be so directly made and payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next

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succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder and under each other Loan Document of principal or interest in respect of any Loan shall be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in US Dollars.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)If any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, LC Disbursements or Swingline Loans to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including pursuant to Section 2.09) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set‑off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or Issuing Bank hereunder that the such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on

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such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Bank, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each applicable Lender or Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)If any Lender shall fail to make any payment required to be made by it hereunder to or for the account the Administrative Agent, any Issuing Bank or the Swingline Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to this Agreement (including pursuant to Sections 2.04(c), 2.05(e), 2.06(b), 2.18(d) or 10.03(c)), in each case in such order as shall be determined by the Administrative Agent in its discretion.

Section 2.19.Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests any payments under Section 2.15, or if any Loan Party is required to pay Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b)If (i) any Lender requests any payments under Section 2.15, (ii) any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender becomes a Declining Lender or (v) any Lender becomes a Non‑Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04, with the Company or the replacement Lender paying any applicable processing or recordation fees), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent, each Issuing Bank and the Swingline Lender (which consent shall not unreasonably be withheld), (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued

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interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (D) in the case of any such assignment and delegation resulting from the status of such Lender as a Declining Lender, the assignee shall have agreed to the applicable Maturity Date Extension Request and (E) in the case of any such assignment and delegation resulting from the status of such Lender as a Non‑Consenting Lender, such assignment, together with any assignments by other Non‑Consenting Lenders, will enable the Company to obtain sufficient consents to cause the applicable amendment, modification or waiver to become effective.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.  Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

Section 2.20.Designation of Borrowing Subsidiaries.  The Company may at any time and from time to time designate, subject to the provisions of this Section 2.20, any wholly owned Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company.  As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall make a copy thereof available to each Lender.  Unless any Lender shall inform the Administrative Agent within 10 Business Days (or, in the case of any such Subsidiary that is a Foreign Subsidiary, 15 Business Days) following the receipt of such Borrowing Subsidiary Agreement by such Lender that it is unlawful for such Lender to extend credit to such Subsidiary, such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement.  Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to or any Letter of Credit issued for the account of such Borrowing Subsidiary shall be outstanding hereunder; provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Borrowing Subsidiary to make further Borrowings under this Agreement.

Section 2.21.Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)facility fees shall continue to accrue on the amount of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a) only to the extent of the Revolving Credit Exposure of such Defaulting Lender (excluding any portion thereof constituting Swingline Exposure or LC Exposure of such Defaulting Lender that is subject to reallocation under clause (c)(i) below);

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(b)the Revolving Commitment and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 10.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c)if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)the Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c)) and LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(e) and 2.05(f)) shall be reallocated among the Non‑Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure (in each case, excluding the portion thereof referred to above) does not exceed the sum of all Non-Defaulting Lenders’ Revolving Commitments and (y) each Non-Defaulting Lenders’ Revolving Credit Exposure does not exceed its Revolving Commitment;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent or an Issuing Bank (provided that such Issuing Bank shall immediately also notify the Administrative Agent) (A) first, prepay the portion of such Defaulting Lender’s Swingline Exposure that has not been reallocated as set forth in such clause and (B) second, cash collateralize for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure that has not been reallocated as set forth in such clause in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

(iii)if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted to give effect to such reallocation;

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(v)if all or any portion of such Defaulting Lender’s Swingline Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor reduced pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Swingline Lender or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender with respect to such portion of its Swingline Exposure shall be payable to the Swingline Lender until and to the extent that such Swingline Exposure is reallocated and/or reduced to zero; and

(vi)if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender with respect to such portion of its LC Exposure, and all participation fees payable under Section 2.12(b) with respect to such portion of its LC Exposure, shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of the LC Exposure of such Defaulting Lender attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless in each case it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable, will be fully covered by the Revolving Commitments of the Non‑Defaulting Lenders and/or cash collateral provided by the Borrowers in accordance with clause (c) above, and participating interests in any such funded Swingline Loan or in any such issued, amended, renewed or extended Letter of Credit will be allocated among the Non‑Defaulting Lenders in a manner consistent with clause (c)(i) above (and such Defaulting Lender shall not participate therein).

(e)In the event that (i) a Bankruptcy Event with respect to a Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan, and no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the applicable Borrower or such Lender satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(f)In the event that the Administrative Agent, the Company the Swingline Lender and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s

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Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.22.Reference Rate Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)Replacing USD LIBOR.  On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings.  On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b)Replacing Other Benchmarks.  Upon the occurrence of a Benchmark Transition Event as to any Benchmark, the applicable Benchmark Replacement will replace the applicable then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark at or after 5:00 p.m. New York City time on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the applicable then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, any Borrower may revoke any request made by such Borrower for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until such Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans in US Dollars in the amount of the US Dollar Equivalent.  During the period referenced in the foregoing sentence, the component of the Alternate Base Rate based upon such Benchmark (if any) will not be used in any determination of the Alternate Base Rate.

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(c)Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes.  Any determination, decision or election that may be made by the Administrative Agent, or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.22, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.22.

(e)Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the applicable then-current Benchmark is a term rate (including Term SOFR, CDOR, EURIBOR or TIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for the applicable Benchmark (including applicable Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for the applicable Benchmark (including applicable Benchmark Replacement) settings.

(a)	As used in this Section 2.22:

“Available Tenor” means, as of any date of determination and with respect to the applicable then-current Benchmark, as applicable, (i) if the applicable then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (ii) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means for (i) for Term Rate Loans denominated in US Dollars, USD LIBOR, (ii) for Term Rate Loans denominated in Canadian Dollars, CDOR, (iii) for Term Rate Loans made in Euro, EURIBOR, (iii) for Term Rate Loans denominated in Yen, TIBOR, and (iv) for SONIA Loans, Daily Simple SONIA; provided that if a Benchmark Transition Event has occurred with respect to any initial Benchmark or any then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such initial or then-current Benchmark to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.22(a).  Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

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“Benchmark Replacement” means, for any Available Tenor,

(1)For purposes of clause (a) of this Section, the first alternative set forth below that can be determined by the Administrative Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration , or

(b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section; and

(c)the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Company as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; and

(2)For purposes of clause (b) of this Section, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Company as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for the applicable currency-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (i) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (ii) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

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“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Administrative Agent and the Company to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any Benchmark.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the FRB and/or the Federal Reserve Bank of New York, the SOFR Administrator or Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (1) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any

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central bank or other supervisor that is responsible for supervising either (x) such Benchmark Replacement or (y) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

Article III

Representations and Warranties

The Company and each other Borrower represents and warrants to the Lenders and the Issuing Banks that:

Section 3.01.Organization; Powers.  Each of the Company and its Subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not be materially likely to have a Material Adverse Effect, is (i) in good standing under the laws of the jurisdiction of its organization (to the extent such concept is recognized in such jurisdiction) and (ii) qualified to do business in, and is in good standing (to the extent such concept is recognized in such jurisdiction) in, every jurisdiction where such qualification is required.

Section 3.02.Authorization; Enforceability.  The Transactions are within each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03.Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate the charter, by‑laws or other organizational documents of the Company or any of its Subsidiaries, (c) will not violate any applicable law, rule or regulation or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (e) will not result in the creation or imposition of any material Lien on any asset

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of the Company or any of its Subsidiaries pursuant to the terms of any indenture, agreement or other instrument binding on the Company or any of its Subsidiaries, except in each case (other than in the case of clause (b) or (e)), where the absence of such consent or approval, or the failure to make such registration or filing, or take such other action, or such violation, default or payment would not be materially likely, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.04.Financial Condition; No Material Adverse Change.  (a)  The Company has heretofore furnished to the Lenders (i) its consolidated balance sheets and statements of operations, stockholders equity and cash flows as of the end of and for the fiscal year ended October 31, 2018, reported on by PricewaterhouseCoopers LLP, an independent registered public accounting firm, and (ii) its consolidated balance sheet and statement of operations and cash flows as of the end of and for the fiscal quarter ended January 31, 2019 certified by a Financial Officer of the Company (which certification requirement shall be deemed satisfied by the execution by a Financial Officer of the certification required to be filed by the SEC pursuant to Item 601 of Regulation S‑K).  Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject, in the case of such quarterly financial statements, to normal year‑end adjustments and the absence of footnotes.

(b)Since October 31, 2018, there has been no material adverse change in the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

SECTION 3.05.Litigation .  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) that would be materially likely, individually or in the aggregate, to have a Material Adverse Effect or (ii) that seeks to enjoin, either directly or indirectly, the execution, delivery or performance by any Borrower or any Subsidiary of the Loan Documents or the consummation of the Transactions on the Effective Date.

SECTION 3.06.[Reserved].

Section 3.07.Investment Company Status.  Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.08.[Reserved].

Section 3.09.Federal Reserve Regulations.  No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the regulations of the Board of Governors, including Regulation U or Regulation X.  Not more than 25% of the value of the assets of the Company individually, or of the Company and the Subsidiaries on a consolidated basis, subject to any provision of this Agreement under which the sale, pledge or disposition of assets is restricted (within the meaning of Regulation U), will consist of margin stock (as defined in Regulation U).

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SECTION 3.10.Taxes.  The Company and its Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed and have paid or caused to be paid all Taxes required to have been paid by them pursuant to said Tax returns or pursuant to any assessment received by them, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves (to the extent required by GAAP) or (b) to the extent that the failure to do so would not, individually or in the aggregate, be materially likely to have a Material Adverse Effect.

SECTION 3.11.[Reserved].

SECTION 3.12.Disclosure.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information (taken as a whole) furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time made and at the time so furnished.

Section 3.13.AML Laws; Anti-Corruption Laws and Sanctions.  The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws, Anti-Corruption Laws and applicable Sanctions.  None of (a) the Company, any Subsidiary or any of their respective directors or officers, or, to the knowledge of the Company, any of their respective employees or Affiliates, or (b) to the knowledge of the Company, any agent of the Company, or any Subsidiary or other Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person, or (ii) is in violation of AML Laws, Anti-Corruption Laws, or Sanctions.  No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will cause a violation of AML Laws, Anti-Corruption Laws or applicable Sanctions by any Person participating in the transactions contemplated by this Agreement, whether as lender, borrower, guarantor, agent, or otherwise.  The Company represents that, except as disclosed to the Administrative Agent and the Lenders prior to the date of this Agreement, neither it nor any of its Subsidiaries, nor its parent company, or, to the knowledge of the Company, any other Affiliate has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country, unless otherwise licensed by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State or otherwise authorized under applicable law.  No Borrowing or Letter of Credit relates, directly or indirectly, to any activities or business of or with a Sanctioned Person or with or in a Sanctioned Country.

Section 3.14.~~EEA~~Affected Financial Institution.  No Borrower is an ~~EEA~~Affected Financial Institution.

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Article IV

Conditions

Section 4.01.Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a)The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic image scan transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of (i) Michael Tang, Senior Vice President, General Counsel and Secretary of the Company, and (ii) Katten Muchin Rosenman LLP, counsel for the Company, covering such matters relating to the Company, this Agreement or the Transactions as the Administrative Agent shall reasonably request.

(c)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the Transactions and any other legal matters relating to the Company, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out‑of‑pocket expenses required to be reimbursed or paid by the Company hereunder.

(f)The Administrative Agent and Lenders shall have received, at least five Business Days prior to the Effective Date, all documentation and other information relating to the Company requested by them for purposes of ensuring compliance with applicable “know your customer” and anti‑money laundering rules and regulations, including the USA Patriot Act and, if the Company is a “legal entity customer” as defined in the Beneficial Ownership Regulation, the Company shall have delivered to each Lender that so requests a Beneficial Ownership Certification at least five Business Days prior to the Effective Date.

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(g)Prior to or substantially contemporaneously with the effectiveness of this Agreement, all principal, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been or shall be paid in full and the commitments thereunder shall have been or shall be terminated, and the Administrative Agent shall have received reasonably satisfactory evidence thereof. Each of the Lenders that is a party to the Existing Credit Agreement hereby waives the requirement of three Business Days prior notice of the termination of commitments thereunder, as provided in Section 2.08(b) of such credit agreement.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, this Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to March 13, 2019.

Section 4.02.Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)The representations and warranties of the Borrowers set forth in this Agreement (other than, with respect to any Borrowing occurring after the Effective Date, the representations set forth in Sections 3.04(b) and 3.05) shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided that representations and warranties modified by materiality shall be true and correct in all respects.

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Section 4.03.Initial Credit Event for each Borrowing Subsidiary.  The obligation of the Lenders to make Loans to, and the obligations of the Issuing Banks to issue Letters of Credit for the account of, any Borrowing Subsidiary is subject to the satisfaction of the following conditions:

(a)The Administrative Agent (or its counsel) shall have received the Borrowing Subsidiary Agreement with respect to such Borrowing Subsidiary, duly executed by all parties thereto.

(b)The Administrative Agent shall have received such documents (including such legal opinions) as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Borrowing Subsidiary, the authorization and legality of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its

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Borrowing Subsidiary Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)The Administrative Agent and Lenders shall have received, at least five Business Days prior to the making of such Loan or issuance of such Letters of Credit, all documentation and other information relating to such Borrowing Subsidiary requested by them for purposes of ensuring compliance with applicable “know your customer” and anti‑money laundering rules and regulations, including the USA Patriot Act and, if such Borrowing Subsidiary is a “legal entity customer” as defined in the Beneficial Ownership Regulation, such Borrowing Subsidiary shall have delivered to each Lender that so requests a Beneficial Ownership Certification at least five Business Days prior to the making of such Loan or issuance of such Letters of Credit.

Article V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all LC Disbursements have been reimbursed and all Letters of Credit have expired or been terminated, the Company and each other Borrower covenants and agrees with the Lenders that:

Section 5.01.Financial Statements and Other Information.  The Company will furnish to the Administrative Agent and each Lender:

(a)within 90 days after the end of each fiscal year of the Company (or, if earlier, the date on which the Company files the same with the SEC), a copy of its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by a report of PricewaterhouseCoopers LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of the related audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, the date on which the Company files the same with the SEC), a copy of its consolidated balance sheet and related statements of operations as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and its related statement of cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Company and the consolidated

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Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year‑end audit adjustments and the absence of footnotes (which certification requirement shall be deemed satisfied by the execution by a Financial Officer of the certification required to be filed with the SEC pursuant to Item 601 of Regulation S‑K);

(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate signed by a Financial Officer of the Company (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.07;

(d)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or distributed by the Company to its stockholders generally, as the case may be; and

(e)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company, any other Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

Information required to be delivered pursuant to this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov or the website of the Company at http://www.agilent.com and a confirming notice of such posting or availability shall have been delivered to the Administrative Agent (it being agreed that such notice may be delivered by electronic communication to an e‑mail address provided by the Administrative Agent to the Company for such purpose, as such e‑mail address may be modified by the Administrative Agent from time to time).  Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

Section 5.02.Notices of Material Events.  The Company will furnish to the Administrative Agent prompt written notice of the following:

(a)the occurrence of any Default;

(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Company or any Subsidiary that would be materially likely to have a Material Adverse Effect;

(c)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would be materially likely to be expected to result in liability of the Company and the Subsidiaries in an aggregate amount exceeding US$100,000,000; and

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(d)any other development that has had, or in the judgment of the Company would be materially likely to have, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer setting forth the details of the event or development requiring such notice (or referring to a description of such event or development in the publicly available SEC filings of the Company) and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.Existence.  The Company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise permitted by Section 6.04; provided that this Section shall not require the preservation of the legal existence of any Subsidiary that is not a Borrower if the Company shall determine that the preservation of such existence is no longer necessary or desirable in the conduct of the business of the Company and the Subsidiaries taken as a whole.

Section 5.04.Businesses and Properties.  Except as otherwise permitted by Section 6.04 or where the failure to do so would not be materially likely to have a Material Adverse Effect, the Company will, and will cause each Subsidiary to, at all times (a) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and (b) maintain, preserve and protect all property material to the conduct of such business.

Section 5.05.Payment of Taxes.  The Company will, and will cause each of the Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith and the Company or the applicable Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment would not be materially likely to be expected to have a Material Adverse Effect.

SECTION 5.06.Insurance.  The Company will, and will cause its Subsidiaries, as appropriate, to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations; provided, that the Company and its Subsidiaries may self‑insure up to the same extent as other companies of similar size engaged in comparable businesses.

Section 5.07.Books and Records; Inspection Rights.  The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which entries which are full, true and correct in all material respects are made of all dealings and transactions in relation to its business and activities, to the extent required by GAAP; provided, that the covenant contained in this Section shall not apply to any Person acquired by the Company or any of its Subsidiaries and that becomes a Subsidiary hereunder until the date that is twelve (12) months from the date of consummation of such acquisition.  The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, at reasonable times and upon reasonable prior notice (given through the Administrative Agent), to

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visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants (it being agreed that, the foregoing, with respect to any Subsidiary, will be coordinated through the Company).

Section 5.08.Compliance with Laws.  The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority, including Environmental Laws and ERISA, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  In addition, the Company will maintain in effect policies and procedures designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

Section 5.09.Use of Proceeds.  The Borrowers will use the proceeds of the Loans and the Letters of Credit only for general corporate purposes of the Company and the Subsidiaries, including to finance repurchases of the outstanding common stock of the Company and acquisitions.  The Borrowers will not permit the proceeds of any Loan or any Letter of Credit to be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the regulations of the Board of Governors, including Regulation U or Regulation X.  The Borrowers will not permit more than 25% of the value of the assets of the Company individually, or of the Company and the Subsidiaries on a consolidated basis, that are subject to any provision of this Agreement under which the sale, pledge or disposition of assets is restricted (within the meaning of Regulation U) to consist of margin stock (as defined in Regulation U).

Article VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all LC Disbursements have been reimbursed and all Letters of Credit have expired or been terminated, the Company and each other Borrower covenants and agrees with the Lenders that:

Section 6.01.Subsidiary Indebtedness.  The Company will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness or permit to exist any preferred stock or other preferred equity interests, except:

(a)Indebtedness under this Agreement;

(b)Indebtedness, preferred stock or other preferred equity interests existing on the date hereof and set forth on Schedule 6.01 and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent necessary to pay fees, expenses, underwriting discounts, accrued interest and prepayment penalties in connection therewith);

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(c)Indebtedness, preferred stock or preferred equity interests of Subsidiaries existing at the time they become Subsidiaries and not incurred or issued or sold in contemplation of their becoming Subsidiaries and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent necessary to pay fees, expenses, underwriting discounts, accrued interest and prepayment penalties in connection therewith);

(d)Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement by such Subsidiary of any fixed or capital assets, including Capital Lease Obligations, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent necessary to pay fees, expenses, underwriting discounts, accrued interest and prepayment penalties in connection therewith);

(e)Indebtedness of any Subsidiary to the Company or any other Subsidiary, or any preferred stock or other preferred equity interests of any Subsidiary held by the Company or any other Subsidiary; provided that no such Indebtedness, preferred stock or other preferred equity interests shall be assigned to, or subjected to any Lien in favor of, a Person other than the Company or a Subsidiary;

(f)Indebtedness of any Subsidiary as an account party in respect of letters of credit or letters of guarantee, in each case backing obligations that do not constitute Indebtedness of any Subsidiary;

(g)Indebtedness consisting of industrial development, pollution control or other revenue bonds or similar instruments issued or guaranteed by any Governmental Authority; and

(h)other Indebtedness and preferred stock and other preferred equity interests not expressly permitted by clauses (a) through (g) above; provided that the sum, without duplication, of (i) the aggregate principal amount of the outstanding Indebtedness, and the aggregate liquidation preference value of the outstanding preferred stock and other preferred equity interests, permitted by this clause (h), (ii) the aggregate principal amount of the outstanding Indebtedness and other obligations secured by Liens (including Liens deemed to exist in connection with the principal amount of Securitization Transactions) permitted by Section 6.02(j) and (iii) the Attributable Debt in respect of Sale‑Leaseback Transactions permitted by Section 6.03(b) does not at any time exceed the greater of (A) US$500,000,000 and (B) 15% of Consolidated Stockholders’ Equity.

SECTION 6.02.Liens.  The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)Permitted Liens;

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(b)Liens created under this Agreement, and Liens on cash collateral provided by the Borrowers to an Issuing Bank in respect of Collateralized Letters of Credit as contemplated by Section 2.05(m);

(c)Liens existing on the date hereof and set forth on Schedule 6.02 and any extensions, renewals or replacements thereof; provided that (i) no such Lien shall apply to any other assets of the Company or any Subsidiary, other than improvements and accessions to the subject assets and proceeds thereof, and (ii) no such Lien shall secure obligations other than those that it secured on the date hereof and permitted extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent necessary to pay fees, expenses, underwriting discounts, accrued interest and prepayment penalties in connection therewith);

(d)Liens on assets existing at the time such assets are acquired by the Company or a Subsidiary and any extensions, renewals or replacements thereof; provided that (i) no such Lien is created in contemplation of or in connection with any such acquisition, (ii) no such Lien shall apply to any other assets of the Company or any Subsidiary, other than improvements and accessions to the subject assets and proceeds thereof, and (iii) no such Lien shall secure obligations other than those that it secures on the date of such acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent necessary to pay fees, expenses, underwriting discounts, accrued interest and prepayment penalties in connection therewith);

(e)Liens on assets of any Person at the time such Person becomes a Subsidiary and any extensions, renewals and replacements thereof; provided that (i) no such Lien is created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) no such Lien shall apply to any other assets of the Company or any Subsidiary, other than improvements and accessions to the subject assets and proceeds thereof, and (iii) no such Lien shall secure obligations other than those that it secures on the date such Person becomes a Subsidiary and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent necessary to pay fees, expenses, underwriting discounts, accrued interest and prepayment penalties in connection therewith);

(f)Liens securing Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including Liens deemed to exist in connection with Capital Lease Obligations) acquired after the date hereof to the extent such Liens are created at the time of or within 180 days after the acquisition, or the completion of such construction or improvement, of such fixed or capital assets, and any Liens securing extensions, refinancings or replacements of such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent necessary to pay fees, expenses, underwriting discounts, accrued interest and prepayment penalties in connection therewith); provided that no such Lien shall apply to any assets of the Company or any Subsidiary, other than the subject fixed or capital assets, improvements and accessions thereto and proceeds thereof;

(g)customary Liens arising from or created in connection with the issuance of trade letters of credit for the account of the Company or any Subsidiary supporting

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obligations not constituting Indebtedness; provided that such Liens encumber only the raw materials, inventory, machinery or equipment in connection with the purchase of which such letters of credit are issued;

(h)Liens on assets of Subsidiaries securing obligations owed to the Company or one or more other Subsidiaries;

(i)Liens on cash collateral or government securities to secure obligations under Hedging Agreements; provided that the aggregate value of any collateral so pledged does not exceed US$30,000,000 in the aggregate at any time; and

(j)other Liens securing or deemed to exist in connection with Indebtedness and other obligations (including Liens deemed to exist in connection with the principal amount of Securitization Transactions); provided that the sum, without duplication, of (i) the aggregate principal amount of the outstanding Indebtedness secured by Liens permitted by this clause (j), (ii) the aggregate principal amount of the outstanding Indebtedness and the aggregate liquidation preference value of the outstanding preferred stock and other preferred equity interests permitted by Section 6.01(h) and (iii) the Attributable Debt in respect of Sale‑Leaseback Transactions permitted by Section 6.03(b) does not at any time exceed the greater of (A) US$500,000,000 and (B) 15% of Consolidated Stockholders’ Equity.

Section 6.03.Sale and Leaseback Transactions.  The Company will not, and will not permit any Subsidiary to, enter into or be a party to any Sale‑Leaseback Transaction, except:

(a)Sale‑Leaseback Transactions existing on the date hereof and set forth on Schedule 6.03 and extensions, renewals or replacements of any such Sale‑ Leaseback Transaction; provided that the assets subject to any such extended, renewed or replaced Sale‑Leaseback Transaction shall include only the assets subject thereto on the date hereof, improvements and accessions thereto and proceeds thereof; and

(b)other Sale‑Leaseback Transactions; provided that the sum, without duplication, of (i) the aggregate Attributable Debt in respect of Sale‑Leaseback Transactions permitted by this clause (b), (ii) the aggregate principal amount of the outstanding Indebtedness, and the aggregate liquidation preference value of the outstanding preferred stock and other preferred equity interests, permitted by Section 6.01(h) and (iii) the aggregate principal amount of the outstanding Indebtedness and other obligations secured by Liens (including Liens deemed to exist in connection with the principal amount of Securitization Transactions) permitted by Section 6.02(j) does not at any time exceed the greater of (A) US$500,000,000 and (B) 15% of Consolidated Stockholders’ Equity.

Section 6.04.Fundamental Changes.  (a)  The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets representing all or substantially all the consolidated

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assets of the Company and the Subsidiaries (whether now owned or hereafter acquired), or liquidate or dissolve, except that if at the time thereof and immediately after giving pro forma effect thereto (as if the relevant transaction and any related incurrence or repayment of Indebtedness had occurred at the beginning of the most recent period of four fiscal quarters for which financial statements have been delivered pursuant to Sections 5.01(a) or 5.01(b) or, prior to the delivery of any such financial statements, at October 31, 2018) no Default shall have occurred and be continuing (i) any Person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person may merge with any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (iii) any Subsidiary (other than a Borrowing Subsidiary) may liquidate or dissolve or, so long as such transaction does not constitute a transfer or other disposition (in one transaction or in a series of transactions) of all or substantially all the consolidated assets of the Company and the Subsidiaries (whether now owned or hereafter acquired), merge with or into any other Person.

(b)The Company will not, and will not permit any Subsidiary to, engage to any extent material to the Company and the Subsidiaries on a consolidated basis in any business other than businesses of the type conducted by the Company and the Subsidiaries on the date of this Agreement and businesses reasonably related or complementary thereto.

(c)The Company will not permit any other Borrower, while it remains a Borrower, to cease to be a wholly owned Subsidiary.

SECTION 6.05.[Reserved].

SECTION 6.06.[Reserved].

Section 6.07.Financial Ratio.  The Company will not permit the ratio of (a) Adjusted Consolidated Financial Indebtedness to (b) Consolidated Capitalization to be greater than 0.65 to 1.00 as of the end of any of its fiscal quarters.

Section 6.08.Use of Proceeds.  The Company will not request any Borrowing or Letter of Credit, and the Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other Person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or AML Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country (unless otherwise licensed by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State or otherwise authorized under applicable law), or (C) in any manner that would result in the violation of  any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise).

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Article VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)any representation or warranty made or deemed made by or on behalf of the Company or any other Borrower in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been materially incorrect when made or deemed made;

(d)the Company or any other Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to any Borrower’s existence) or 5.09 or in Article VI;

(e)the Company or any other Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f)the Company or any Subsidiary shall fail to make any payment (whether of principal or interest) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure shall continue beyond any applicable cure period;

(g)the Company or any Subsidiary shall fail to observe or perform (beyond any applicable cure period) any agreement or condition relating to any Material Indebtedness, or any other event of default occurs under the terms of (and as defined in) any such instrument or agreement, in each case the effect of which is to result in such Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity, or that enables or permits (with the giving of notice if required) the holder or holders of such Material Indebtedness (or, in the case of any Securitization Transaction, the purchasers or lenders thereunder or, in the case of any Hedging Agreement, the counterparties thereto) or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to terminate or require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

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provided that this clause (g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition (including as a result of a casualty or condemnation event) of property or assets, and (y) any required repurchase, repayment or redemption of (or offer to repurchase, repay or redeem) any Indebtedness of a Person resulting from the acquisition by the Company or its Subsidiaries of such Person;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)the Company or any Material Subsidiary shall (i) except as permitted under Section 6.04(a)(iii), voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)one or more final and non-appealable judgments for the payment of money in an aggregate amount in excess of US$100,000,000 (net of (x) any available insurance provided by a solvent and unaffiliated insurer that has not disputed coverage and (y) any indemnification provided by a reasonably creditworthy indemnitor as to which such indemnitor does not dispute coverage) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or a judgment creditor shall have attached or levied upon any assets of the Company or any Subsidiary to enforce any such judgment (but only if such attachment or levy shall not be effectively stayed);

(l)an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would be materially likely to result in liability of the Company and the Subsidiaries in an aggregate amount in excess of US$100,000,000;

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(m)the guarantee of the Company hereunder shall cease to be, or shall be asserted by the Company not to be, a legal, valid or binding obligation of the Company; or

(n)a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

Article VIII

The Administrative Agent

Section 8.01.Appointment and Authority.  Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as Administrative Agent under the Loan Documents, and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Company nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.02.Rights as a Lender.  Any Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may

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accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or Issuing Banks.

Section 8.03.Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 10.02), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, could expose the Administrative Agent to liability or to be contrary to any Loan Document or applicable law, rule or regulation, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by any of them or any of their Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 10.02) or in the absence of their own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a final, non‑appealable judgment of a court of competent jurisdiction).  The Administrative Agent shall be deemed to have no knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.  Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Credit Exposure or the component amounts thereof, any Exchange Rate or any US Dollar Equivalent.

Section 8.04.Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be

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genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05.Delegation of Duties.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub‑agents appointed by it.  The Administrative Agent and any such sub‑agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.06.Resignation of Administrative Agent.  (a)  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

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(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 8.07.Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 8.08.No Other Duties, Etc.  The parties agree that none of the Arrangers or Syndication Agents referred to on the cover page of this Agreement shall, in its capacity as such, have any duties or responsibilities under this Agreement or any other Loan Document.

Section 8.09.Lender ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

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(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

As used in this Section:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

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“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

Section 8.10.Erroneous Payments

.

(a)If the Administrative Agent (x) notifies a Lender or Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf)  (any such funds, whether  transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.10 and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)	it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made

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(absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)

such Lender or Issuing Bank shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.10(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.10(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.10(a) or on whether or not an Erroneous Payment has been made.

(c)Each Lender or Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Company) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes

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shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)  Subject to Section 10.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Company or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party; provided that this Section 8.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of any Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable

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had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the applicable Borrower for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to  an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 8.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(h)Notwithstanding anything to the contrary herein or in any other Loan Document, no Loan Party nor any of their respective Affiliates shall have any additional obligations or liabilities directly or indirectly arising out of this Section 8.10 in respect of any Erroneous Payment.

Article IX

Guarantee

In order to induce the Lenders and the Issuing Banks to extend credit to the Borrowing Subsidiaries hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of each Borrowing Subsidiary.  The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment.  The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, any Lender or any Issuing Bank to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

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The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Lender or any Issuing Bank to any balance of any deposit account or credit on the books of the Administrative Agent, such Lender or such Issuing Bank in favor of any Borrowing Subsidiary or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set‑off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender or any Issuing Bank upon the bankruptcy or reorganization of any Borrowing Subsidiary or otherwise.

In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, any Lender or any Issuing Bank may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Lender or any Issuing Bank, forthwith pay, or cause to be paid, to the Administrative Agent, such Lender or such Issuing Bank in cash an amount equal to the unpaid principal amount of such Obligation then due, together with accrued and unpaid interest thereon.  The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent or any Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify the Administrative Agent and each Lender against any losses or reasonable out‑of‑pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Administrative Agent, the Issuing Banks and the Lenders.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full and indefeasible performance and payment of the Obligations.

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Article X

Miscellaneous

SECTION 10.01.Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)if to the Company, to it at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California, Attention of Treasurer (Fax No. (408) 553‑3417), with a copy to the Attention of Assistant Treasurer (Fax No. (408) 553‑7516);

(ii)if to any Borrowing Subsidiary, to it in care of the Company as provided in paragraph (a) above;

(iii)if to the Administrative Agent or BNP Paribas, in its capacity as an Issuing Bank or the Swingline Lender, to BNP Paribas, c/o BNP Paribas RCC, Inc., Newport Tower – Suite 188, 525 Washington Boulevard, Jersey City, New Jersey 07310, Attention of Dina Wilson, VP, Supervisor, Fax No.  201-616-7912, email: nyls.agency.support@us.bnpparibas.com; and

(iv)if to any other Issuing Bank or Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)Notwithstanding anything herein to the contrary, notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  Any notices or other communications to the Administrative Agent or the Company may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

(c)Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

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(d)(i)  Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on the Platform.

(i)The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

Section 10.02.Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.13(d)), or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of,

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waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, in each case, without the written consent of each Lender adversely affected thereby, (iv) subject to Section 10.02(c) below, change Section 2.08(c) or Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of Commitment reductions or payments required thereby, as the case may be, without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) release the Company from, or limit or condition, its Obligations under Article IX without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.  Notwithstanding anything else in this Section to the contrary (A) any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Company and the Required Lenders and (B) no consent with respect to any waiver, amendment or modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any waiver, amendment or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be adversely affected by such amendment, waiver or other modification.

(c)Notwithstanding anything else to the contrary contained in this Section 10.02 (x) if the Administrative Agent and the Company shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Company shall be permitted to amend such provision, and such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof and (y) if the Company shall request the designation of any Incremental Facility in connection with addition of a Borrowing Subsidiary or otherwise, such designation shall be made pursuant to an amendment to this Agreement and, as appropriate, the other Loan Documents, executed by the Company, the Administrative Agent and each applicable Lender to have a Commitment to such Incremental Facility and any such amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to implement the provisions of this clause (y), a copy of which shall be made available to each Lender.

Section 10.03.Expenses; Indemnity; Damage Waiver.  (a)  The Company shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of one counsel in each relevant jurisdiction for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all

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out‑of‑pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the lawful enforcement of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)The Company shall indemnify the Administrative Agent, each Arranger, each Syndication Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or whether brought by any third party or by the Company or any of its Affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non‑appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) a claim by the Company against such Indemnitee for a material breach in bad faith by such Indemnitee of its obligations under this Agreement or (z) any disputes solely among Indemnitees (other than (A) claims against any of the Administrative Agent or the Lenders or any of their Affiliates in its capacity or in fulfilling its role as the Administrative Agent, Arranger or any similar role under this Agreement and (B) claims arising as a result of an act or omission by the Company or its Affiliates).  This Section 10.03(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim.

(c)To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent (or any agent thereof), any Issuing Bank or the Swingline Lender, or any Related Party of any of the foregoing, under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or such sub‑agent), such Issuing Bank, the Swingline Lender, or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub‑agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing for the Administrative Agent (or any such sub‑agent), any Issuing Bank or the Swingline Lender in connection with such capacity.

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(d)To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for (i) any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.04.Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that neither the Company nor any other Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues Letters of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Syndication Agents and, to the extent expressly contemplated hereby, the sub‑agents of the Administrative Agent and the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)  Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)the Company; provided that no consent of the Company shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (2) if an Event of Default has occurred or is continuing, for any other assignment; provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof at the address and fax number specified in Section 10.01(a) hereof (as the same may be changed by the Company pursuant to Section 10.01(c));

(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund;

(C)each Issuing Bank; and

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(D)the Swingline Lender.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing; provided further that the Company shall be deemed to have consented to any such amount unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate‑ level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated

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for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(iv)The Administrative Agent, acting solely for this purpose as agent for each Borrower (and such agency being solely for tax purposes), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by each Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon receipt by the Administrative Agent of an Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto.  Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(c)Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender

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shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant or requires the approval of all the Lenders.  The Company agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non‑fiduciary agent of each Borrower, maintain a register on which it enters the name and address of each Participant to which it has sold a participation and the principal amounts (and stated interest) of each such Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or other rights and obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.05.Survival.  All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any

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such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Syndication Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee, LC Disbursement or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06.Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07.Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08.Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations then due of such Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement.  The rights of each Lender, each Issuing Bank and each of their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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Section 10.09.Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each Loan Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or any of its respective properties in the courts of any jurisdiction.

(c)Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10.WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11.Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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Section 10.12.Confidentiality; Non‑Public Information.  (a)  The Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority or any other regulatory authority purporting to have jurisdiction over it or its Related Parties (including any self‑regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (but only after giving prompt written notice to the Company, to the extent permitted by law, of any such requirement or request (except with respect to any audit or examination conducted by any Governmental Authority) so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Section), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (x) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (y) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder; (vii) on a confidential basis to (x) any rating agency in connection with rating the Company or its Subsidiaries or their Obligations under this Agreement or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement; (viii) with the consent of the Company; or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, or (B) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.  For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by any Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate‑level information, which may contain MNPI.  Each Lender represents to the Borrowers and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including

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Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

(c)The Borrowers and each Lender acknowledge that, if information furnished by the Borrowers pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through DebtDomain or another website or other information platform (the “Platform”), (i) the Administrative Agent may post any information that the Company has indicated as containing MNPI solely on that portion of the Platform as is designated for Private Side Lender Representatives and (ii) if the Company has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives.  The Company agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Company that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Company without liability or responsibility for the independent verification thereof.

Section 10.13.Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.14.Conversion of Currencies.  (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with

AMERICAS/~~2022776969.1~~2022776969.5	107

normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.  The obligations of the Borrowers contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 10.15.USA Patriot Act.  Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the USA Patriot Act.

Section 10.16.No Fiduciary Relationship.  Each Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers, their Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, any Arranger, any Lender, any Issuing Bank or any of their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.  The Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to any Borrower or its Affiliates.  To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17.Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.  Notwithstanding anything to the contrary in this Agreement, any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under this Agreement or any other Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

AMERICAS/~~2022776969.1~~2022776969.5	108

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected  Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any ~~Note~~other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

[The remainder of this page has been left blank intentionally]

AMERICAS/~~2022776969.1~~2022776969.5	109

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

~~AGILENT TECHNOLOGIES, INC.,~~
~~By:~~ 	~~/s/ Guillermo Gualino~~
~~Name: Guillermo Gaulino~~
~~Title: Vice President and Treasurer~~

AMERICAS/~~2022776969.1~~2022776969.5	110

~~SIGNATURE PAGE TO~~
~~AGILENT TECHNOLOGIES, INC.~~
~~CREDIT AGREEMENT~~

~~BNP PARIBAS, individually and as Administrative Agent, Swingline Lender and an Issuing Bank,~~

~~By:~~ 	~~/s/ Brendan Heneghan~~
~~Name: Brendan Heneghan~~
~~Title: Director~~

~~By:~~ 	~~/s/ Karim Remtoula~~
~~Name: Karim Remtoula~~
~~Title: Vice President~~

AMERICAS/~~2022776969.1~~2022776969.5	111

~~SIGNATURE PAGE TO~~
~~AGILENT TECHNOLOGIES, INC.~~
~~CREDIT AGREEMENT~~

~~CITIBANK, N.A., individually and as an Issuing Bank~~

~~By:~~ 	~~/s/ Susan M. Olsen~~
~~Name: Susan M. Olsen~~
~~Title: Vice President~~

AMERICAS/~~2022776969.1~~2022776969.5	112

~~SIGNATURE PAGE TO~~
~~AGILENT TECHNOLOGIES, INC.~~
~~CREDIT AGREEMENT~~

~~BANK OF AMERICA, N.A., individually and as an Issuing Bank~~

~~By:~~ 	~~/s/ Raymond Liu~~
~~Name: Raymond Liu~~
~~Title: Associate~~

AMERICAS/~~2022776969.1~~2022776969.5	113

~~SIGNATURE PAGE TO~~
~~AGILENT TECHNOLOGIES, INC.~~
~~CREDIT AGREEMENT~~

~~WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as an Issuing Bank~~

~~By:~~ 	~~/s/ Sara Barton~~
~~Name: Sara Barton~~
~~Title: Vice President~~

AMERICAS/~~2022776969.1~~2022776969.5	114

~~SIGNATURE PAGE TO~~
~~AGILENT TECHNOLOGIES, INC.~~
~~CREDIT AGREEMENT~~

~~BARCLAYS BANK PLC~~

~~By:~~ 	~~/s/ Craig Malloy~~
~~Name: Craig Malloy~~
~~Title: Director~~

AMERICAS/~~2022776969.1~~2022776969.5	115

~~SIGNATURE PAGE TO~~
~~AGILENT TECHNOLOGIES, INC.~~
~~CREDIT AGREEMENT~~

~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH~~

~~By:~~ 	~~/s/ Whitney Gaston~~
~~Name: Whitney Gaston~~
~~Title: Authorized Signatory~~

~~By:~~ 	~~/s/ Emerson Almeida~~
~~Name: Emerson Almeida~~
~~Title: Authorized Signatory~~

AMERICAS/~~2022776969.1~~2022776969.5	116

~~SIGNATURE PAGE TO~~
~~AGILENT TECHNOLOGIES, INC.~~
~~CREDIT AGREEMENT~~

~~MIZUHO BANK, LTD.~~

~~By:~~ 	~~/s/ Tracy Rahn~~
~~Name: Tracy Rahn~~
~~Title: Authorized Signatory~~

AMERICAS/~~2022776969.1~~2022776969.5	117

~~SIGNATURE PAGE TO~~
~~AGILENT TECHNOLOGIES, INC.~~
~~CREDIT AGREEMENT~~

~~JPMORGAN CHASE BANK, N.A.~~

~~By:~~ 	~~/s/ Joseph McShane~~
~~Name: Joseph McShane~~
~~Title: Vice President~~

AMERICAS/~~2022776969.1~~2022776969.5	118

~~SIGNATURE PAGE TO~~
~~AGILENT TECHNOLOGIES, INC.~~
~~CREDIT AGREEMENT~~

~~MUFG BANK, LTD.~~

~~By:~~ 	~~/s/ David Meisner~~
~~Name: David Meisner~~
~~Title: Vice President~~

AMERICAS/~~2022776969.1~~2022776969.5	119

~~SIGNATURE PAGE TO~~
~~AGILENT TECHNOLOGIES, INC.~~
~~CREDIT AGREEMENT~~

~~DBS BANK LTD.~~

~~By:~~ 	~~/s/ Yeo How Ngee~~
~~Name: Yeo How Ngee~~
~~Title: Managing Director~~

AMERICAS/~~2022776969.1~~2022776969.5	120

~~SIGNATURE PAGE TO~~
~~AGILENT TECHNOLOGIES, INC.~~
~~CREDIT AGREEMENT~~

~~HSBC BANK USA, NATIONAL ASSOCIATION~~

~~By:~~ 	~~/s/ David Wagstaff~~
~~Name: David Wagstaff~~
~~Title: Managing Director~~

AMERICAS/~~2022776969.1~~2022776969.5	121

~~SIGNATURE PAGE TO~~
~~AGILENT TECHNOLOGIES, INC.~~
~~CREDIT AGREEMENT~~

~~KEYBANK NATIONAL ASSOCIATION~~

~~By:~~ 	~~/s/ Tad L. Stainbrook~~
~~Name: Tad L. Stainbrook~~
~~Title: Vice President~~

AMERICAS/~~2022776969.1~~2022776969.5	122

SCHEDULE 2.01

COMMITMENTS

Lender	Revolving Commitment
BNP Paribas	$120,000,000
Citibank, N.A.	$120,000,000
Bank of America N.A.	$120,000,000
Wells Fargo Bank, National Association	$120,000,000
Barclays Bank PLC	$78,500,000
Credit Suisse AG, Cayman Islands Branch	$78,500,000
Mizuho Bank, Ltd.	$78,500,000
JPMorgan Chase Bank, N.A.	$78,500,000
MUFG Bank, Ltd.	$78,500,000
DBS Bank Ltd.	$42,500,000
HSBC Bank USA, National Association	$42,500,000
KeyBank National Association	$42,500,000
TOTAL:	$1,000,000,000

AMERICAS/~~2022776969.1~~2022776969.5	Sch. 2.01 - 1

SCHEDULE 6.01

EXISTING SUBSIDIARY INDEBTEDNESS

None.

AMERICAS/~~2022776969.1~~2022776969.5	Sch. 6.01 - 1

SCHEDULE 6.02

LIENS

None.

AMERICAS/~~2022776969.1~~2022776969.5	Sch. 6.02 - 1

SCHEDULE 6.03

EXISTING SALE AND LEASEBACK TRANSACTIONS

None.

AMERICAS/~~2022776969.1~~2022776969.5	Sch. 6.03 - 1

EXHIBIT A

[FORM OF] ACCESSION AGREEMENT dated as of [ ] (this “Agreement”), among [NAME OF INCREASING LENDER] (the “Increasing Lender”), AGILENT TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and BNP PARIBAS, as Administrative Agent.

Reference is hereby made to the Credit Agreement dated as of March 13, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders from time to time party thereto and BNP Paribas, as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.08(c) of the Credit Agreement, the Company has invited the Increasing Lender, and the Increasing Lender desires, to become a party to the Credit Agreement and to assume the obligations of a Lender thereunder.  The Increasing Lender is entering into this Agreement in accordance with the provisions of the Credit Agreement in order to become a Lender thereunder.

Accordingly, the Increasing Lender, the Company and the Administrative Agent agree as follows:

SECTION 1.  Accession to the Credit Agreement.  (a) The Increasing Lender, as of the Effective Date (as defined below), hereby accedes to the Credit Agreement and shall thereafter have all rights, benefits and privileges accorded to a Lender under the Credit Agreement and shall be subject to all obligations under the Credit Agreement.

(b)The Commitment of the Increasing Lender shall equal to (or, if the Increasing Lender is a Lender under the Credit Agreement prior to giving effect hereto, shall be increased by) the amount set forth opposite its signature hereto.

SECTION 2.  Representations and Warranties, Agreements of Increasing Lender, etc.  The Increasing Lender (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to become a Lender under the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement independently and without reliance on the Administrative Agent or any other Lender; (c) confirms that it will independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (d) agrees that it will perform, in accordance with the terms of the Credit Agreement, all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender.

SECTION 3.  Effectiveness.  This Agreement shall become effective as of  (the “Effective Date”), subject to the Administrative Agent’s receipt of (a) counterparts of this Agreement duly executed on behalf of the Increasing Lender and the Company, (b) evidence of

AMERICAS/~~2022776969.1~~2022776969.5	A-1

approval of the Increasing Lender by each Issuing Bank and the Swingline Lender, (c) the documents required to be delivered by the Company under the penultimate sentence of Section 2.08(c)(vii) of the Credit Agreement, (d) an Administrative Questionnaire duly completed by the Increasing Lender and (e) if the Increasing Lender is a U.S. Person, executed originals of IRS Form W‑9 certifying that such Lender is exempt from U.S. Federal backup withholding tax, and if the Increasing Lender is a Foreign Lender, any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement.

SECTION 4.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7.  Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement.  All communications and notices hereunder to the Increasing Lender shall be given to it at the address set forth in its Administrative Questionnaire.

AMERICAS/~~2022776969.1~~2022776969.5	A-2

IN WITNESS WHEREOF, the Increasing Lender, the Company and the Administrative Agent have duly executed this Agreement as of the day and year first above written.1

Commitment	[INCREASING LENDER],

$[          ]

By:
Name:
Title:

AGILENT TECHNOLOGIES, INC.,

By:
Name:
Title:

BNP PARIBAS, as Administrative Agent,

By:
Name:
Title:

[1]	The Increasing Lender shall have received the prior written approval of each Issuing Bank and the Swingline Lender.

AMERICAS/~~2022776969.1~~2022776969.5	A-3

EXHIBIT B

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to below and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility provided for under the Credit Agreement (including any Letters of Credit, Guarantees, and Swingline Loans included in such credit facility) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:
[and is an Affiliate/Approved Fund of [Identify Lender]][1]
3.	Borrower: Agilent Technologies, Inc.
4.	Administrative Agent: BNP Paribas
5.	Credit Agreement: The Credit Agreement dated as of March 13, 2019, among Agilent Technologies, Inc., the Lenders parties thereto and BNP Paribas, as Administrative Agent.

[1]	Select as applicable.

AMERICAS/~~2022776969.1~~2022776969.5	B-1

6.Assigned Interest:

Aggregate Amount of Commitments/Loans of all Lenders	Principal Amount of the Commitment Assigned[2]	Principal Amount of Outstanding Revolving Loans Assigned[3]	Commitment Assigned as a Percentage of Aggregate Commitments[4]
$/[Currency]	$/[Currency]	$/[Currency]	%

Effective Date:  ________ __, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI about the Borrower, the Subsidiaries and their securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[2]	Must comply with the minimum assignment amounts set forth in Section 10.04 of the Credit Agreement.
[3]	Must comply with the minimum assignment amounts set forth in Section 10.04 of the Credit Agreement.
[4]	Set forth, to at least 9 decimals, as a percentage of the aggregate Commitments of all Lenders.

AMERICAS/~~2022776969.1~~2022776969.5	B-2

The terms set forth above are hereby agreed to:	[Consented to and][5] Accepted:

_____________, as Assignor,	BNP PARIBAS, as Administrative Agent,

By:	By:
Name:	Name:
Title:	Title:

_____________, as Assignee,[6]	Consented to:

[AGILENT TECHNOLOGIES, INC.,

By:	By:
Name:	Name:
Title:	Title:][7]

BNP PARIBAS, as an Administrative Agent,

By:
Name:
Title:

CITIBANK, N.A., as an Issuing Bank,

By:
Name:
Title:
BANK OF AMERICA, N.A., as an Issuing Bank,

By:
Name:
Title:

[5]	No consent of the Administrative Agent is required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.
[6]	The Assignee must deliver to the Company all applicable Tax forms required to be delivered by: it under Section 2.17(f) of the Credit Agreement.
[7]	No consent of the Company is required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default has occurred and is continuing, for any other assignment.

AMERICAS/~~2022776969.1~~2022776969.5	B-3

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank,

By:
Name:
Title:
[NAME OF EACH ISSUING BANK],

By:
Name:
Title:

AMERICAS/~~2022776969.1~~2022776969.5	B-4

ANNEX 1
TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, (iii) the financial condition of the Borrowers, any of their Subsidiaries or other Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or other Affiliates or any other Person of any of their respective obligations under the Credit Agreement or any other Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest independently and without reliance on the Administrative Agent or any other Lender, (v) if it’s a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W‑9 certifying that such Lender is exempt from U.S. Federal backup withholding tax and (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate

AMERICAS/~~2022776969.1~~2022776969.5	B-5

adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

AMERICAS/~~2022776969.1~~2022776969.5	B-6

EXHIBIT C

[FORM OF] BORROWING SUBSIDIARY AGREEMENT dated as of [ ] (this “Agreement”), among AGILENT TECHNOLOGIES, INC., a Delaware corporation (the “Company”), [NAME OF NEW BORROWING SUBSIDIARY], a [Jurisdiction] [organizational form] (the “New Borrowing Subsidiary”), and BNP PARIBAS, as Administrative Agent.

Reference is hereby made to the Credit Agreement dated as of March 13, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Lenders from time to time party thereto and BNP PARIBAS, as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.20 of the Credit Agreement, the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary under the Credit Agreement.  The Company represents that (a) the New Borrowing Subsidiary is a Subsidiary organized in [jurisdiction] as a [organizational form], (b) the representations and warranties of the Company and, after giving effect to this Agreement, the New Borrowing Subsidiary in the Credit Agreement (other than the representations and warranties set forth in Sections 3.04(b) and 3.05(a)) are true and correct on and as of the date hereof after giving effect to this Agreement and (c) no Default has occurred and is continuing or would result from the execution and delivery of this Agreement.  The Company agrees that the Guarantee of the Company contained in Article IX of the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary.

Subject to Section 2.20 of the Credit Agreement, upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Borrowing Subsidiary” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

[The New Borrowing Subsidiary is subject, under the laws of the jurisdiction in which it is organized and existing, to civil and commercial laws with respect to its obligations under this Agreement, the Credit Agreement and the other Loan Documents to which it is a party, and the execution, delivery and performance by the New Borrowing Subsidiary of this Agreement, the Credit Agreement and such other Loan Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither the New Borrowing Subsidiary nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which it is organized and existing in respect of its obligations under this Agreement, the Credit Agreement and such other Loan Documents.1

[1]	Insert if the New Borrowing Subsidiary is a Foreign Subsidiary.

AMERICAS/~~2022776969.1~~2022776969.5	C-1

[The New Borrowing Subsidiary hereby irrevocably designates, appoints and empowers the Company as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding arising out of or relating to this Agreement, the Credit Agreement or any other Loan Document.  Such service may be made by mailing or delivering a copy of such process to the New Borrowing Subsidiary in care of the Company at the Company’s address used for purposes of giving notices under Section 9.01 of the Credit Agreement, and the New Borrowing Subsidiary hereby irrevocably authorizes and directs the Company to accept such service on its behalf.]2

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[2]	Insert if the New Borrowing Subsidiary is a Foreign Subsidiary.

AMERICAS/~~2022776969.1~~2022776969.5	C-2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

AGILENT TECHNOLOGIES, INC.,

By:
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY],

By:
Name:
Title:

BNP PARIBAS, as Administrative Agent,

By:
Name:
Title:

AMERICAS/~~2022776969.1~~2022776969.5	C-3

EXHIBIT D

[FORM OF BORROWING SUBSIDIARY TERMINATION]

BNP Paribas,
as Administrative Agent

[Address]

[Date]

Re:  Borrowing Subsidiary Termination

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of March 13, 2019 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among Agilent Technologies, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto and BNP Paribas, as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.20 of the Credit Agreement, the Company hereby terminates the status of [Name of Terminated Borrowing Subsidiary] (the “Terminated Borrowing Subsidiary”) as a Borrowing Subsidiary under the Credit Agreement.  The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary, or any Letter of Credit issued for the account of the Terminated Borrowing Subsidiary, are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent, the Swingline Lender, any Lender or any Issuing Bank, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

Very truly yours,

AGILENT TECHNOLOGIES, INC.,

By:
Name:
Title:

AMERICAS/~~2022776969.1~~2022776969.5	D-1

EXHIBIT E

[Reserved]

AMERICAS/~~2022776969.1~~2022776969.5	E-1

EXHIBIT F

[FORM OF MATURITY DATE EXTENSION REQUEST]

BNP Paribas,
as Administrative Agent

[Address]

[Date]

Re:  Extension of Maturity Date

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of March 13, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Agilent Technologies, Inc., the Lenders from time to time party thereto and BNP Paribas, as Administrative Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

In accordance with Section 2.09 of the Credit Agreement, the undersigned hereby requests an extension of the Maturity Date of the [2019 Incremental Term Loan] [Revolving Borrowing and/or a Swingline Loan] from [August [6], 20[20] to [__][___], 20[21]]9 [from March [13], 20[24] to March [__], 20[25]]10.

Very truly yours,

AGILENT TECHNOLOGIES, INC.,

By:
Name:
Title:

[9]	To be inserted if the Company is requesting an extension of the Maturity Date of a 2019 Incremental Term Loan.
[10]	To be inserted if the Company is requesting an extension of the Maturity Date of a Revolving Borrowing and/or a Swingline Loan.

AMERICAS/~~2022776969.1~~2022776969.5	F-1

[Consenting Lender Signature Page to Maturity Date Extention Request]

SIGNATURE PAGE TO
AGILENT TECHNOLOGIES, INC.
MATURITY DATE EXTENSION REQUEST
[2019 INCREMENTAL TERM LOAN] / [REVOLVING BORROWING/SWINGLINE LOAN]

CONSENTING LENDER:

{Type or print name of Consenting Lender}

By:
Name:
Title

By:
Name:
Title:

AMERICAS/~~2022776969.1~~2022776969.5	F-2

[Consenting Lender Signature Page to Maturity Date Extention Request]

EXHIBIT G-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 13, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Agilent Technologies, Inc., a Delaware corporation (the “Borrower”), each Lender from time to time party thereto and BNP Paribas, as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non‑U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:  _______ __, 20[  ]

AMERICAS/~~2022776969.1~~2022776969.5	G-1-1

EXHIBIT G-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 13, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Agilent Technologies, Inc., a Delaware corporation (the “Borrower”), each Lender from time to time party thereto and BNP Paribas, as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non‑U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:  _______ __, 20[  ]

AMERICAS/~~2022776969.1~~2022776969.5	G-2-1

EXHIBIT G-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 13, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Agilent Technologies, Inc., a Delaware corporation (the “Borrower”), each Lender from time to time party thereto and BNP Paribas, as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:  _______ __, 20[  ]

AMERICAS/~~2022776969.1~~2022776969.5	G-3-1

EXHIBIT G-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 13, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Agilent Technologies, Inc., a Delaware corporation (the “Borrower”), each Lender from time to time party thereto and BNP Paribas, as Administrative Agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:  _______ __, 20[  ]

AMERICAS/~~2022776969.1~~2022776969.5	G-4-1

Summary report: Litera® Change-Pro for Word 10.14.0.46 Document comparison done on 12/9/2021 3:51:04 PM
Style name: Shearman & Sterling
Intelligent Table Comparison: Active
Original DMS: iw://amwork-shearman.imanage.work/AMERICAS/2022776969/1
Modified DMS: iw://amwork-shearman.imanage.work/AMERICAS/2022776969/5
Changes:
Add	358
~~Delete~~ 	430
~~Move From~~	11
Move To	11
Table Insert	0
~~Table Delete~~	0
Table moves to	0
~~Table moves from~~	0
Embedded Graphics (Visio, ChemDraw, Images etc.)	0
Embedded Excel	0
Format changes	0
Total Changes:	810